NOTICE OF ANNUAL
GENERAL MEETING
OF SHAREHOLDERS
AUGUST 10, 2011

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of CAE Inc. (“CAE”) will be held at 10:30 a.m. (Eastern Time) on Wednesday, August 10, 2011 at the Hotel Omni Mont-Royal, 1050 Sherbrooke Street West, Montréal, Québec for the following purposes:

1.	to receive the consolidated financial statements for the fiscal year ended March 31, 2011, together with the auditors’ report thereon;
2.	to elect Directors;
3.	to appoint auditors and authorize the Directors to fix their remuneration; and
4.	to consider other business that may properly come before the Meeting or any adjournment thereof.

The specific details of all matters proposed to be put before the Meeting are set forth in the accompanying Management Proxy Circular.

The Board of Directors has specified that proxies to be used at the Meeting or any adjournment thereof must be deposited in Montréal with CAE or Computershare Trust Company of Canada, as agent for CAE, no later than 10:30 a.m. (Eastern Time) on August 9, 2011.

By Order of the Board,

Hartland J. A. Paterson
Vice President, Legal,
General Counsel and Corporate Secretary

Montréal, Québec
June 15, 2011

Note: If you are unable to be present personally, kindly sign and return the form of proxy in the enclosed postage-paid envelope.

CAE / PROXY INFORMATION CIRCULAR

TABLE OF CONTENTS

SOLICITATION OF PROXIES	3
APPOINTMENT AND REVOCATION OF PROXIES	3
VOTING OF PROXIES	3
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS	3
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF	3
SHAREHOLDERS ENTITLED TO VOTE	4
ELECTION OF DIRECTORS	4
ATTENDANCE INFORMATION	10
COMPENSATION OF DIRECTORS	11
MAJORITY VOTING	12
APPOINTMENT OF AUDITORS	12
CORPORATE GOVERNANCE	12
REPORT OF THE AUDIT COMMITTEE	12
REPORT OF THE GOVERNANCE COMMITTEE	13
REPORT OF THE HUMAN RESOURCES COMMITTEE	14
EXECUTIVE COMPENSATION LETTER TO THE SHAREHOLDERS	14
COMPENSATION DISCUSSION AND ANALYSIS	16
SALARY	18
PENSION	18
PERQUISITES	18
INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	27
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	33
OTHER MATTERS	33
SHAREHOLDER PROPOSALS	33
ADDITIONAL INFORMATION	33
APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES	35
APPENDIX B – CAE INC. BOARD MANDATE	41

CAE / PROXY INFORMATION CIRCULAR

UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS MANAGEMENT PROXY CIRCULAR IS GIVEN AS OF JUNE 15, 2011, AND ALL DOLLAR REFERENCES ARE IN CANADIAN DOLLARS.

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by management of CAE Inc. (“CAE”) of proxies to be used at the Annual General Meeting of Shareholders of CAE (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice of the Meeting. The solicitation will be primarily made by mail but proxies may also be solicited personally by the officers and Directors of CAE at nominal cost. The cost of solicitation will be borne by CAE.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals nominated for election as directors in the enclosed form of proxy are currently Directors of CAE. Shareholders desiring to appoint some other person as their representative at the Meeting may do so either by inserting such other person’s name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 10:30 a.m. (Eastern Time) on August 9, 2011.

     A proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, and delivered to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

VOTING OF PROXIES

The persons named in the accompanying form of proxy will vote or withhold from voting the common shares of CAE (“Common Shares”) in respect of which they have been appointed on any ballot that may be called for in accordance with the directions of the shareholder as specified in the proxy. In the absence of such direction, such shares will be voted: (a) FOR the election as Directors of the persons designated in this Circular as nominees for such office; and (b) FOR the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of CAE and for the authorization of the Directors to fix their remuneration.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting, or other matters that may properly come before the Meeting. At the time of printing this Circular, the management of CAE knows of no such amendments, variations or other matters to come before the Meeting.

     Shareholders who are unable to attend the annual meeting in person may vote by proxy in one of four ways: by telephone, by mail, on the Internet or by appointing another person to attend and vote at the Meeting on their behalf. However, certain shareholders must vote their proxy by mail. Refer to the enclosed form of proxy for instructions.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS

We offer our shareholders the opportunity to view management proxy circulars, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions on your form of proxy. If you hold your Common Shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our management proxy circulars, annual reports and quarterly reports through the Internet.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

There are 257,007,848 outstanding Common Shares as of June 15, 2011. Each shareholder is entitled to one vote for each Common Share that is registered in his or her name on the list of shareholders which is available for inspection during usual business hours at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and at the Meeting. The list of shareholders will be prepared as of June 14, 2011, the date (the “Record Date”) fixed for determining shareholders entitled to receive notice of the Meeting.

CAE / PROXY INFORMATION CIRCULAR

     To the knowledge of the Directors and officers of CAE (from records and publicly filed reports), there are no persons who beneficially own or exercise control or direction over more than 10% of the Common Shares other than Jarislowsky, Fraser Limited.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting or any adjournments thereof and to vote thereat.

ELECTION OF DIRECTORS

Under the articles of CAE, the Board of Directors may consist of a minimum of three and a maximum of twenty-one Directors. The Directors are to be elected annually as provided in CAE’s by-laws. Each Director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws. In accordance with the by-laws, the Board of Directors has fixed the number of Directors to be elected at the Meeting at fourteen.

     The following tables state the name of each person proposed to be nominated for election as a Director, all other positions and offices with CAE now held by him or her, if any, his or her principal occupation or employment, the period of service as a Director of CAE, his or her membership in committees of the Board of Directors and his/her attendance at meetings of such committees as well as meetings of the Board of Directors during the most recently completed financial year, as well as his or her membership of board of directors of other public companies during the last five years. The Directors’ compensation table more specifically states all amounts of compensation provided to the Directors by CAE for fiscal 2011 (“FY2011”).

CAE / PROXY INFORMATION CIRCULAR

John A. (Ian) Craig[8]
Age: 68
Ottawa, Ontario, Canada
Director Since: 2000
Independent[1]

John A. (Ian) Craig is President of Lanzsmirn Investments, an independent investment company, and is a corporate Director and Vice Chairman of the Board of the University of Ottawa Heart Institute. He previously held a number of positions in Canada and other countries, over 33 years with Nortel Networks, including Executive Vice President and Chief Marketing Officer, and has served on a broad variety of public and private company boards.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	**Current**	
Audit	4 of 4	100%	Arris Group Inc.	'00 – present
			Former	
			Bell Canada International Inc.	'00 – '07

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 15, 2011	21,600	49,316	70,916	$868,721	$240,000
June 14, 2010	21,600	42,743	64,343	$599,677	

H. Garfield Emerson, Q.C.
Age: 70
Toronto, Ontario, Canada
Director Since: 1992
Independent[1]

H. Garfield Emerson is Principal, Emerson Advisory, an independent business and financial advisory firm, and a Corporate Director. In addition, he is a Director of Sentry Select Capital Corp. and an Executive in Residence, with the Rotman School of Management, University of Toronto, and with the Faculty of Public Affairs, Carleton University. Mr. Emerson is the past National Chair of Fasken Martineau DuMoulin LLP (2001-2006), and was previously President and Chief Executive Officer of NM Rothschild & Sons Canada Limited, investment bankers (1990-2001), non-executive Chairman of the Board of Rogers Communications Inc. (1993-2006), Chairman of First Calgary Petroleums Ltd. (2008), and a senior partner of Davies, Ward & Beck. He has also served as a Director of Canada Deposit Insurance Corporation, University of Toronto Asset Management Corporation, NM Rothschild & Sons Limited, Marathon Realty Company Limited, Genstar Capital Corporation, and Sunnybrook Health Sciences Centre.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	6 of 8	75%	**Current**	
Corporate Governance	3 of 4	75%	Canadian Tire Corporation Limited	'07 – present
Audit	3 of 4	75%	**Former**	
			Rogers Communications Inc.	'89 – '06
			Open Text Corporation	'08 – '09
			First Calgary Petroleums Ltd.	'08 – '08

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 15, 2011	16,600	69,478	86,078	$1,054,456	$240,000
June 14, 2010	16,600	64,907	81,507	$759,645	

Hon. Michael M. Fortier, PC[7]
Age: 49
Town of Mount Royal, Quebec, Canada
Director Since: 2010
Independent[1]

Michael M. Fortier joined RBC Capital Markets (RBCCM) as a Vice-Chairman in October 2010. Prior to joining RBCCM, Mr. Fortier was a partner of Ogilvy Renault LLP and a Senior Advisor to Morgan Stanley in Canada since January 2009. Between February 2006 and October 2008, Mr. Fortier held various positions in the Government of Canada, as Minister of Public Works and Government Services, Minister of International Trade and Minister responsible for Greater Montréal. Prior to that, Mr. Fortier was active in the investment banking industry, first as a Managing Director with Credit Suisse First Boston (1999-2004) and then as a Managing Director with TD Securities (2004-2006). Mr. Fortier also practiced law with Ogilvy Renault LLP from 1985 to 1999 in the areas of corporate finance and mergers and acquisitions. He was based in London, England for several years during this period.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	5 of 5	100%	**Current**	
Corporate Governance	2 of 2	100%	Groupe Aeroplan	'09 – present

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 15, 2011	10,000	4,918	14,918	$182,746	$240,000
June 14, 2010	10,000	-	10,000	$93,200

CAE / PROXY INFORMATION CIRCULAR

Paul Gagné[8]
Age: 64
Montréal, Québec, Canada
Director Since: 2005
Independent[1]

Paul Gagné is a Director of various public and private companies. Mr. Gagné is the Chairman of Wajax Corporation and also serves on the Audit Committees of the boards of Inmet Mining Corporation, Ainsworth Lumber Co. Ltd. and Textron Inc. The CAE Board has determined that such simultaneous service does not impair the ability of Mr. Gagné to effectively serve on CAE's Audit Committee. Mr. Gagné worked with Avenor Inc. from 1976 to 1997, last serving as its Chief Executive Officer. In 1998, he joined Kruger Inc., where he served as Consultant in Corporate Strategic Planning from 1998 to 2002. Mr. Gagné is a Canadian Chartered Accountant.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	7 of 8	92%	**Current**	
Audit	4 of 4	100%	Textron Inc.	'95 – present
			Inmet Mining Corporation	'96 – present
			Wajax Corporation	'96 – present
			Ainsworth Lumber Co. Ltd.	'11 – present
			Former	
			Fraser Papers Inc.	'04 – '11

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[6]
June 15, 2011	–	46,086	46,086	$564,554	$240,000
June 14, 2010	–	37,285	37,285	$347,496	

James F. Hankinson[9]
Age: 67
Toronto, Ontario, Canada
Director Since: 1995
Independent[1]

James F. Hankinson is a corporate Director. He was the President and Chief Executive Officer of Ontario Power Generation Inc. from 2005 until his retirement in 2009. He has broad management experience in energy, transportation, resource and manufacturing-based businesses. Mr. Hankinson is a Director of ENMAX Corporation, a private company. He served as President and Chief Executive Officer of New Brunswick Power Corporation from 1996 to 2002. In 1973, he joined Canadian Pacific Limited and served as President and Chief Operating Officer from 1990 to 1995.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	7 of 8	92%	**Current**	
Audit (Chairman)	4 of 4	100%	Maple Leaf Foods Inc.	'95 – present
Corporate Governance	2 of 2	100%	Shoppers Drug Mart Corporation	'09 – present
Human Resources	3 of 3	100%	**Former**	
			Ontario Power Generation Inc.	'03 – '09
			Entertainment One Income Fund	'03 – '08

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[6]
June 15, 2011	4,018	79,852	83,870	$1,027,408	$240,000
June 14, 2010	4,018	71,278	75,296	$701,759	

E. Randolph (Randy) Jayne II[10]
Age: 66
Webster Groves, Missouri, USA
Director Since: 2001
Independent[1]

E. Randolph (Randy) Jayne is the Managing Partner of Heidrick & Struggles International, Inc.'s Global Aerospace, Defense, and Aviation Practice. Mr. Jayne was formerly President of NASDAQ-listed Insituform Technologies Inc., and the President of McDonnell Douglas Missile Systems Company (a builder of fighter aircraft, cruise missiles and spacecraft). He is chairman of the U.S.'s Institute for Defense Analysis Governance Committee, and has written extensively on board governance matters.

Board/Committee Membership	Attendance			
Board of Directors	8 of 8	100%		
Human Resources	2 of 2	100%		
Corporate Governance	2 of 2	100%		

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[6]
June 15, 2011	–	68,989	68,989	$845,115	$240,000
June 14, 2010	–	60,845	60,845	$567,075

CAE / PROXY INFORMATION CIRCULAR

Robert Lacroix, Ph.D.
Age: 71
Montréal, Québec, Canada
Director Since: 2005
Independent[1]

Robert Lacroix holds a Ph.D in Economics, has been a Professor in the Department of Economics at the Université de Montréal since 1970, and Professor *emeritus* since 2006. He has served as Chairman of that Department and Director of the Centre for Research and Development in Economics (CRDE), and was Rector (President) of the Université de Montréal from 1998 to 2005. Dr. Lacroix is also a member of the Board of the Trudeau Foundation and a member of the National Statistics Council of Canada. He is also a Director of Pomerleau Inc.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	Current	
Corporate Governance	4 of 4	100%	Le Groupe Jean Coutu (PJC) Inc.	'06 – present
			Former	
			Industrial Alliance Inc.	'04 – '10

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 15, 2011	500	41,941	42,441	$519,902	$240,000
June 14, 2010	500	33,195	33,695	$314,037	

John Manley, PC, OC[11, 12]
Age: 61
Ottawa, Ontario, Canada
Director Since: 2008
Independent[1]

John Manley is President and Chief Executive Officer of the Canadian Council of Chief Executives. From 2004-2009, he was Counsel, McCarthy Tétrault LLP. Throughout more than 15 years of public service, Mr. Manley held several senior portfolios in the Canadian federal government, serving as Minister of Industry, Minister of Foreign Affairs, Minister of Finance and Deputy Prime Minister. In addition to the public company directorships listed below, Mr. Manley is a Director of Optosecurity Inc., CARE Canada, the National Arts Centre Foundation and MaRS Discovery District. He is also a member of the Board of Directors of the Institute for Research on Public Policy of the Conference Board of Canada, and of the Advisory Board of Canada 2020 as well as Chair of the Advisory Board of the University of Toronto Munk School of Global Affairs. In 2008, Mr. Manley served as Chair of the Independent Panel on Canada's Future Role in Afghanistan.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	Current	
Human Resources	5 of 5	100%	Canadian Imperial Bank of Commerce	'05 – present
			Canadian Pacific Railway Limited	'06 – present
			Former	
			Nortel Networks Limited	'04 – '09
			Nortel Networks Corporation	'04 – '09

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 15, 2011	–	22,796	22,796	$279,251	$240,000
June 14, 2010	–	14,309	14,309	$133,360	

Marc Parent[13]
Age: 50
Lorraine, Québec, Canada
Director Since: 2008
Not Independent (Management)

Marc Parent has been the CEO of CAE Inc. since October 2009. He joined the Corporation in February 2005 as Group President, Simulation Products, was appointed Group President, Simulation Products and Military Training & Services in May 2006, and then Executive Vice President and Chief Operating Officer in November 2008. Mr. Parent has over 25 years of experience in the aerospace industry. Before joining CAE, Mr. Parent held various positions with Canadair and within Bombardier Aerospace in Canada and the U.S. Mr. Parent is past Chairman of the Board of Directors of the Aerospace Industries Association of Canada (AIAC) and also a member of the Board of Directors of the Canadian Association of Defence and Security Industries (CADSI).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	–	–

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[6]
June 15, 2011	36,121	140,485	176,606	$2,163,424	500% of salary ($3,525,000)
June 14, 2010	20,024	107,011	127,035	$1,183,966

CAE / PROXY INFORMATION CIRCULAR

CAE / PROXY INFORMATION CIRCULAR

1

“Independent” refers to the standards of independence established by CAE’s Corporate Governance Guidelines, applicable corporate governance rules of the New York Stock Exchange and SEC, and under the Canadian Securities Administrators’ National Instrument 58-101. Except for Mr. Manley and Ms. Stevenson who are both directors of Canadian Imperial Bank of Commerce, there are no interlocking director relationships among the Board members.

2	“Common Shares” refers to the number of Common Shares of CAE that are benefically owned, or over which control or direction is exercised by the Director.
3	“DSUs” refers to the number of deferred share units of CAE held by the Director.
4

The total market value of Common Shares and DSUs is determined by multiplying the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) on each of June 15, 2011 ($12.25) and June 14, 2010 ($9.32) respectively, times the number of Common Shares and DSUs held as of such dates.

5

All Directors are required to acquire an equity position (Common Shares or DSUs) in CAE worth a minimum of three years of base Director retainer fees (currently $240,000). Directors must take all their compensation in DSUs until the minimum threshold is met (see “Compensation of Directors”).

6

Mr. Craig was a Director of Bell Canada International Inc. when it filed for court-supervised liquidation under the Companies' Creditors Arrangement Act (Canada) in 2003. Mr. Craig remained as one of two independent Directors to oversee the company from 2003 to 2007 when it was finally liquidated.

7

CAE has long used Ogilvy Renault for certain legal matters. Ogilvy Renault is not CAE’s principal external law firm and the level of annual billings by Ogilvy Renault to CAE is not material for either entity. When Mr. Fortier commenced to work with RBCCM in October 2010, the Royal Bank of Canada had long had a position in CAE’s financing syndicate. RBCCM is not CAE’s principal external financial advisor and the level of fees paid by CAE to RBCCM in FY2011 is not material for either entity. CAE’s Board of Directors has determined that the limited relationship between CAE and Ogilvy Renault and between CAE and RBCCM does not impair Mr. Fortier’s independence as a director of the company. Mr. Fortier was appointed as Director on August 11, 2010 and as a result only attended the five meetings of the Board of Directors and the two meetings of the Corporate Governance Committee held after his appointment during FY2011.

8

Mr. Gagné resigned as Director of Gemofor Inc., a privately held manufacturer of sawmill equipment, in November 2006. Within a year of his resignation Gemofor Inc. filed for bankruptcy. In addition, Mr. Gagné was a Director of Fraser Papers Inc. (“Fraser”) from April 2004 through February 2011. In June 2009, Fraser initiated a court-supervised restructuring under the Companies’ Creditors Arrangement Act (“CCAA”), and under other similar bankruptcy legislation in the U.S. As part of its restructuring, Fraser sold all of its productive assets and distributed the proceeds from the sale of those assets pursuant to a Consolidated Plan of Compromise and Arrangement which was approved by the courts in February 2011. Fraser’s common shares were suspended from trading on the TSX on June 23, 2009. On March 10, 2011, the Ontario Securities Commission (“OSC”) issued a cease trade order against Fraser.

9

Mr. Hankinson attended all meetings of the Corporate Governance Committee until he ceased serving on that committee to join the Human Resources Committee as of August 11, 2010, and also attended all meetings of the Human Resources Committee after his appointment on such committee.

CAE / PROXY INFORMATION CIRCULAR

10

Mr. Jayne attended all meetings of the Human Resources Committee until he ceased serving on that committee to join the Corporate Governance Committee as of August 11, 2010. Mr. Jayne attended all meetings of the Corporate Governance Committee after his appointment on such committee.

11

From May 31, 2004 until on or about June 21, 2005, Mr. Wilson, as a Director and Chairman of Nortel Networks Corporation ("Nortel") and Nortel Networks Limited ("NNL"), Mr. Manley as a Director, as well as Ms. Stevenson, certain directors, senior officers and certain current and former employees of Nortel and NNL were prohibited from trading in securities of Nortel and NNL pursuant to management cease trade orders issued by the OSC, the Autorité des marchés financiers ("AMF") and certain other provincial securities regulators (collectively the “Regulators”) in connection with the delay in the filing of certain of their financial statements. Following the filing of the required financial statements, the OSC and AMF lifted such cease trade orders effective June 8, 2006 and June 9, 2006, respectively, following which the other Regulators lifted their cease trade orders.

12

Mr. Manley was a Director of Nortel and NNL when Nortel and NNL were granted creditor protection under the CCAAon January 14, 2009 and under other similar bankruptcy legislation in the U.S. and other jurisdictions.

13

Mr. Parent also holds 1,961,040 options to acquire Common Shares and as President and CEO has a higher share/DSU ownership target than an independent Director. He has five years to attain the target of 500% of his base salary. Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.

14

Mr. Schoomaker attended all meetings of the Corporate Governance Committee until he ceased serving on that committee to join the Human Resources Committee as of August 11, 2010, and also attended all meetings of the Human Resources Committee after his appointment on such committee.

15	Katharine Stevenson and Lawrence Stevenson are unrelated.

ATTENDANCE INFORMATION

The following table provides a summary of each Director’s attendance at Board and Committee meetings during FY2011:

DIRECTORS	BOARD	AUDIT	HUMAN	CORPORATE	TOTAL
	(8 MEETINGS)	COMMITTEE	RESOURCES	GOVERNANCE	BOARD/COMMITTEE
		(4 MEETINGS)	COMMITTEE	COMMITTEE	MEETINGS
			(5 MEETINGS)	(4 MEETINGS)	ATTENDED
Brian E. Barents	7/8		5/5		92%
John A. (Ian) Craig	8/8	4/4			100%
H. Garfield Emerson	6/8	3/4		3/4	75%
Anthony S. Fell	8/8			4/4	100%
Michael M. Fortier[1]	5/5			2/2	100%
Paul Gagné	7/8	4/4			92%
James F. Hankinson[2]	7/8	4/4	3/3	2/2	95%
E. Randolph (Randy) Jayne II3	8/8		2/2	2/2	100%
Robert Lacroix	8/8			4/4	100%
John Manley	8/8		5/5		100%
Marc Parent[4]	8/8				100%
Peter J. Schoomaker[2]	7/8		3/3	2/2	95%
Katharine B. Stevenson	8/8	4/4			100%
Lawrence N. Stevenson	8/8		5/5		100%
Lynton R. Wilson[5]	8/8		5/5	4/4	100%

1

Mr. Fortier was appointed as Director on August 11, 2010 and as a result only attended the five meetings of the Board of Directors and the two meetings of the Corporate Governance Committee held after his appointment during FY2011.

2

Both Mr. Hankinson and Mr. Schoomaker attended all meetings of the Corporate Governance Committee until they ceased serving on that committee to join the Human Resources Committee as of August 11, 2010. They both also attended all meetings of the Human Resources Committee after their appointment on such committee.

3

Mr. Jayne attended all meetings of the Human Resources Committee until he ceased serving on that committee to join the Corporate Governance Committee as of August 11, 2010. Mr. Jayne attended all meetings of the Corporate Governance Committee after his appointment on such committee.

4	Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.
5	Mr. Wilson, in addition to the Committees of which he is a member, attended all other Committee meetings as Chairman of the Board.

CAE / PROXY INFORMATION CIRCULAR

COMPENSATION OF DIRECTORS Director Compensation Table

The following table summarizes compensation earned by non-management Directors of CAE during FY2011:

NAME	FEES EARNED	SHARE	-BASED AWARDS[1]	TOTAL
	$		$	$
Brian E. Barents	–		90,000	90,000
John A. (Ian) Craig	25,000		65,000	90,000
H. Garfield Emerson	60,000		40,000	100,000
Anthony S. Fell	–		105,000	105,000
Michael M. Fortier	–		57,473	57,473
Paul Gagné	–		90,000	90,000
James F. Hankinson	42,500		82,500	125,000
E. Randolph (Randy) Jayne II	12,500		77,500	90,000
Robert Lacroix	–		90,000	90,000
John Manley	–		90,000	90,000
Peter J. Schoomaker	–		90,000	90,000
Katharine B. Stevenson	–		90,000	90,000
Lawrence N. Stevenson	25,000		80,000	105,000
Lynton R. Wilson	225,000		–	225,000

1

Represents the value of DSUs determined based on the grant date fair value of the award in accordance with the Canadian Institute of Chartered Accountants Handbook Section 3870. The value of each unit is set to CAE's closing share price on the date of grant. Note that actual value received, if any, will differ.

Directors of CAE receive an annual fee of $80,000, of which $40,000 is paid in DSUs. Directors receive an additional annual fee of $10,000 for each committee (other than the Executive Committee) on which they serve. Each member of the Executive Committee (other than the Chairman of the Board and the CEO) is entitled to a fee of $1,000 per meeting, but no annual fee. The Chairman of the Audit Committee receives an additional annual fee of $25,000; the Chairmen of each of the Governance and Human Resources Committees also receive annual fees of $15,000. The Chairman of the Board receives $225,000 annually for his services as Chairman, as well as a Director and Committee member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings.

     Under the Deferred Share Unit Plan for non-employee Directors, a non-employee Director holding Common Shares and/or units under the Deferred Share Unit Plan of a value that is less than the equivalent of three years of Board annual base fees (currently $240,000) receives all fees in the form of DSUs. Once such minimum is reached, a non-employee Director may elect to participate in the plan in respect of part or all of his or her annual Board and Committee fees. A non-employee Director is not, once the minimum Common Share and/or DSU ownership target is reached, obligated to acquire more shares or DSUs if the value of his/her investment in CAE drops due to stock market fluctuations. A DSU is equal in value to one common share of CAE and accrues additional units in an amount equal to each dividend paid on Common Shares. DSUs are redeemable after termination of service no later than the end of the year following the year of termination of service. Payment in cash is then made based on the market value of the equivalent number of Common Shares, net of tax and any other applicable withholdings.

Directors’ and Officers’ Liability Insurance

CAE maintains Directors’ and officers’ liability insurance for its Directors and officers, as well as those of its subsidiaries as a group. The yearly coverage limit of such insurance is $50,000,000 for each loss and for the policy period, subject to a corporate deductible of $250,000 per claim (US$1,000,000 for security suits brought in the United States; $500,000 for security suits brought in Canada). CAE paid an insurance premium for this coverage of $499,000 for the 12 months ending November 30, 2011.

CAE / PROXY INFORMATION CIRCULAR

MAJORITY VOTING

If any of the above nominees is for any reason unavailable to serve as a Director, proxies in favour of management will be voted for another nominee, at their discretion, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted for another nominee or are to be withheld from voting in the election of Directors.

     Any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation to the Chairman of the Governance Committee following certification of the shareholder vote.

     The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act following the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. The Board’s decision will be publicly disclosed.

APPOINTMENT OF AUDITORS

The Board, on recommendation by the Audit Committee, proposes that PricewaterhouseCoopers LLP, Chartered Accountants, Montréal, Québec (“PwC”) be re-appointed as auditors of CAE to hold office until the close of the next annual meeting of shareholders and that the Directors of CAE be authorized to fix their remuneration. PwC has served as auditors of CAE since 1991.

Auditor Independence

PwC provides tax, financial advisory and other audit-related services to CAE and its subsidiaries. The Audit Committee of CAE’s Board of Directors has considered and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence. The Audit Committee’s policy requires pre-approval of all audit and non-audit services above a specified level provided by the external auditor. The following chart shows all fees paid to PwC by CAE and its subsidiaries in the most recent and prior fiscal year.

FEE TYPE	2011	2010
	($ MILLIONS)	($ MILLIONS)
1. Audit services	2.6	2.6
2. Audit-related services	0.5	0.4
3. Tax services	0.5	0.5
Total	3.6	3.5

1. Audit fees are comprised of fees billed for professional services for the audit of CAE’s annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings, including the audit of the internal controls and financial reporting as required by the Sarbanes-Oxley legislation and the equivalent rules adopted by the Canadian Securities Administrators.

2. Audit-related fees are comprised of fees relating to work performed in connection with CAE’s acquisitions, translation and other miscellaneous accounting-related services.

3. Tax fees are related to tax compliance support.

CORPORATE GOVERNANCE

Appendix A to this circular contains the Statement of Corporate Governance Practices of CAE, and Appendix B contains the Board of Directors’ Charter.

     The Board of Directors carries out its responsibilities both directly and through its Committees. The Board has three regular Committees: the Audit Committee, Corporate Governance Committee (“Governance Committee”) and Human Resources Committee (“HR Committee”). Certain activities of the Audit, Governance and HR Committees are described below in their Committee reports, including for the HR Committee in the “Compensation Discussion and Analysis” section.

REPORT OF THE AUDIT COMMITTEE

As part of its oversight of the audit process, the Audit Committee verified PwC’s independence. The Audit Committee reviewed the internal audit plan and periodic reports. Throughout the past year, the Audit Committee reviewed, with and without management present, the results of PwC’s communications to CAE required by generally accepted auditing principles.

CAE / PROXY INFORMATION CIRCULAR

     The Audit Committee reviewed in detail quarterly interim financial information and earnings press releases before their public release. The Committee also reviewed and recommended approval to the Board of the quarterly Management’s Discussion and Analysis of Financial Condition and Results of Operation (MD&A) and the press releases for the quarterly results. The Audit Committee reviewed the MD&A and audited financial statements of CAE prepared by management for the fiscal year ended March 31, 2011 with management and PwC, and thereafter recommended to the Board that the audited consolidated financial statements and MD&A be published and filed with the Autorité des marchés financiers and the SEC.

     The Committee reviewed the processes involved in evaluating CAE’s internal controls and oversaw the compliance process related to the certification and attestation requirements of the U.S. Sarbanes–Oxley Act of 2002 and related SEC rules, as well as of the rules relating to audit committees and certification of financial information adopted by the Canadian Securities Administrators. During FY2011, the Audit Committee received quarterly updates on the company’s progress on the changeover to International Financial Reporting Standards (IFRS) on January 1, 2011, including information system, business process and accounting changes.

     The chairman of the Committee is kept apprised of every report filed with the independent third party responsible for receiving any complaints under CAE’s Code of Business Conduct. The Committee is informed annually of the resolution of such complaints and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

Submitted by the Audit Committee: J. F. Hankinson (Chairman), J. A. Craig, H. G. Emerson, P. Gagné and K. B. Stevenson.

REPORT OF THE GOVERNANCE COMMITTEE

The Governance Committee carried out an annual Board effectiveness survey, to which all Directors replied and the results of which were reviewed by the Chairman of the Committee with the Board. The Board effectiveness survey has a section that permits board members to evaluate the personal contribution of Directors on the Board of Directors. The Committee considered possible new candidates for nomination to be a Director of CAE, and assessed the existing size and composition of the Board and its Committees, taking into consideration the respective skills, experience and contribution of each Director. The following table identifies some of the current skills and other factors considered as part of the Board composition review, along with identification of each nominee for election to the Board possessing each skill:

STRATEGIC
LEADERSHIP
	KNOWLEDGE	AND	FINANCE AND	HUMAN		GOVERNANCE/
	OF INDUSTRY	MANAGEMENT	ACCOUNTING	RESOURCES	R&D	BOARD
Brian E. Barents	ü	ü		ü
John A. (Ian) Craig		ü	ü		ü
H. Garfield Emerson			ü			ü
Michael M. Fortier	ü		ü			ü
Paul Gagné		ü	ü			ü
James F. Hankinson		ü	ü			ü
E. Randolph (Randy) Jayne II	ü	ü				ü
Robert Lacroix					ü	ü
John Manley	ü			ü		ü
Marc Parent	ü	ü		ü	ü
Peter J. Schoomaker	ü	ü		ü
Katharine B. Stevenson		ü	ü			ü
Lawrence N. Stevenson	ü	ü		ü
Lynton R. Wilson		ü		ü		ü

     The Board does not limit the number of its directors who sit on the same board of another public company but reviews interlecking board membership, The Governance Committee reviewed interlocking board membership of CAE Directors and concluded it does not impact the ability of those Directors to act in the best interests of CAE.

     The Governance Committee reviewed the annual agendas of the Board and Committees and determined that they were appropriate to permit them to meet their mandated responsibilities.

CAE / PROXY INFORMATION CIRCULAR

     With the assistance of PCI Perrault Consulting Inc., the Committee reviewed the level of compensation of CAE Directors using the same list of comparator companies as that adopted by the HR Committee for the Named Executive Officers (“NEOs”) (see “Compensation Discussion and analysis – Philosophy” for detailed list) and determined to maintain the existing compensation level (see “Compensation of Directors”). CAE does not favor monetization transactions pertaining to DSUs held by its Directors. Any such proposed transaction must be pre-approved by the Chief Financial Officer and the Vice-President Legal, General Counsel and Corporate Secretary, and none have been so notified or approved.

     The Committee is informed annually of the resolutions of complaints filed under CAE’s Code of Business Conduct and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

     Submitted by the Governance Committee: A. S. Fell (Chairman), H. G. Emerson, M. M. Fortier, E. R. Jayne, R. Lacroix and L. R. Wilson.

REPORT OF THE HUMAN RESOURCES COMMITTEE

The HR Committee, of which each member is independent, reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the President and Chief Executive Officer (“CEO”), whose performance and compensation arrangements are reviewed and approved by the independent members of the Board of Directors based on recommendations from the HR Committee.

     The HR Committee retains an independent consultant, Hugessen Consulting Inc., to advise on CAE executive compensation matters. To ensure its independence, Hugessen Consulting derives no other revenue from CAE. In FY2011, an amount of $163,075 was paid to Hugessen Consulting for professional services rendered. Hugessen Consulting reports to the Chair of the HR Committee and advises the Committee on the structure and competitiveness of the executive compensation program and its annual results.

     The Board of Directors has delegated to the HR Committee initial responsibility to review CAE’s processes for succession planning, reviewing succession plans for key members of senior management, and monitoring the performance of senior executives except for the CEO. In FY2011, CAE implemented a company-wide Annual Leadership Development Process (ALDP) focused on accelerating leader development and ensuring strong succession for executive positions in the company. As part of the ALDP, an evergreen list of qualified candidates was developed in support of the succession plan for the CEO and other executive and management position. As part of its mandate, the HR Committee reviews ALDP results periodically and reports to the Board onmanagement succession and retention status annually.

The HR Committee also reviews and approves the “Compensation Discussion and Analysis” of this Circular.

EXECUTIVE COMPENSATION LETTER TO THE SHAREHOLDERS

Dear fellow shareholders:

On behalf of the Human Resources Committee and the Board, we are pleased to share with you our approach to executive compensation, including the framework we have used to make our compensation decisions for FY2011, and highlight the compensation changes we implemented in FY2011, as well as those to be implemented for FY2012.

OUR APPROACH TO EXECUTIVE COMPENSATION

CAE is focused on a pay-for-performance approach to compensation for our executive team. This philosophy supports the execution of our business plan and our commitment to deliver strong returns to shareholders. CAE’s executive compensation programs and policies rest on fundamental principles that will increase shareholders value while maintaining a proper balance between fixed and variable compensation, short-and long-term incentives, and risk and reward.

     The fixed portion of executive compensation is comprised of base salary, pension and benefit programs. In addition to the bonus awards made under the short-term incentive program (“STIP”), all grants made under the long-term incentive award plan (“LTIP”) are considered variable “at risk” compensation based on stock and total shareholders’ return performance. Our LTIP comprises stock options, long-term incentive deferred share units and restricted share units. In addition to the fixed and variable compensation components, a share ownership requirement must be met by key executives, which ensures further alignment of our executives’ interests with those of our shareholders.

     We recognize that our executive compensation programs and policies must not encourage undue risk-taking on the part of our executives. Our practices, such as shareholder ownership guidelines, trading restrictions, claw-back provisions, a restricted share unit plan and a deferred share unit plan, which are discussed in greater detail under “Compensation Discussion and Analysis”, are designed to mitigate that risk.

CAE / PROXY INFORMATION CIRCULAR

OUR EXECUTIVE COMPENSATION FOR FY2011

In FY2011, the Human Resources Committee approved changes to the executive compensation program to better ensure the program encourages achievement of the company’s objectives.

     These changes involved: introducing a key performance indicators (“KPIs”) component in the STIP for the President and CEO and changing the methodology used to calculate part of the STIP by introducing growth metrics, balance sheet and cash flow targets. We are also changing our LTIP program such that a smaller element of it is time-based and more is at risk to share price performance.

Short-term incentive awards

The methodology used for the calculation of the STIP was modified to attribute a specific percentage to each component of the company’s financial performance metrics. These changes will continue to support our profitable growth objectives while maintaining the highest weighting on the earnings per share (EPS) element. These financial metrics are easily measured and the performance thereof can be tracked in our Management Discussion and Analysis (MD&A). These changes will support the creation of long term value to shareholders by challenging executives to meet stretch objectives without undue risk taking.

     The financial metrics used in FY2011 – profitability (EPS), growth (book-to-sales ratio and new core markets revenues), and balance sheet strength (return on capital employed and free cash flow) are key financial indicators commonly employed to measure companies’ financial performance.

     CAE’s performance in FY2011 resulted in the majority of the targets set for FY2011 under the financial and operating metrics being met at 113% in the aggregate. Consequently, and taking into consideration the KPIs of the President and CEO (counting for 25% of his target bonus), which were also exceeded, we approved for the President and CEO a bonus payment representing 124.1% of his target bonus out of a maximum of 200%. For all other NEOs, whose bonuses depend on the financial metrics and their individual performance, we approved bonus payments ranging from 113% to 136% of their target bonus.

Long-term incentive awards

We believe tying long-term executive compensation directly to the company’s share performance is appropriate to align management’s interests with those of our shareholders. The FY2011 deferred share units vest over 5 years and the FY2011 stock options have a 6 year term. Effective FY2011, the restricted share unit program was re-designed to focus on CAE’s relative total shareholder return (“TSR”) against the TSR of the companies forming S&P’s Aerospace & Defence Index (“S&P A&D”). An annual interim vesting performance measurement was introduced to give partial credit for annual performance until the end of the 3-year vesting period; however the full performance over the 3-year period has a 50% weighting. As a result, in May 2011, CAE’s relative TSR performance against the S&P A&D was in the top quartile, yielding 150% vesting of 1/6th of the NEOs’ FY2011 restricted share unit grant. The NEOs can realize an increase in value of their long-term incentive awards only to the extent that the shareholders benefit from the appreciation of CAE’s stock price. We believe that our pay for performance philosophy has worked as planned over the past three years. Thus restricted share units that came due for payment over this past three-year period had a theoretical value disclosed in prior CAE proxy circulars of $4,202,459 when originally awarded to our current NEOs but actually paid out zero, due to the difficult market conditions and CAE’s resultant share price performance. Similarly the three years of options issued to our NEOs that will expire in FY2012, FY2013 and FY2014 had a Black-Scholes value of $3,650,021 when issued, but had a Black-Scholes value of $1,137,776 based on our March 31, 2011 stock price.

     We changed our LTIP last year to better tie our payouts to performance relative to the aerospace & defence industry. This ensures that our executives will not have large payouts for mediocre performance in an up aerospace & defence market.

MOVING FORWARD IN FY2012

In FY2011, we reviewed the compensation paid to our executives to ensure its continued link to the company’s objectives and shareholders’ interests. Considering the CAE team’s strong performance, we remain confident that the positioning of executive compensation to market was appropriate. Additionally, in an ongoing effort to improve our compensation programs and practices to better align their interests with our goal to create sustained value for you, we introduced the following measures which will apply to CAE’s FY2012 executive compensation:

  replacing an annual LTIP award fixed as a percentage of salary with a performance-based range of potential LTIP;

  harmonizing the distribution among the LTIP components with that of the President and CEO, being 40% for stock options, 40% for restricted share units and 20% for deferred share units;

CAE / PROXY INFORMATION CIRCULAR

  introducing a 25% weighting in KPIs in, and removing the individual multiplier factor from, the short-term incentive program for the NEOs, other than the President and CEO who is already subject to such measures; and

  increasing the share ownership requirement from 150% to 250% of salary for the CFO and the Group Presidents and from 100% to 200% for certain other senior executives; and introducing a claw-back policy for our executives (in addition to the President and CEO who is already subject to this policy) such that CAE may seek repayment of long term incentive compensation for a year in which financial results are restated. In addition, a hold period until retirement or termination was introduced for all option exercises by the President and CEO, Group Presidents and CFO, who must now retain ownership or control over CAE shares equivalent in value to 25% of the net profits from any option exercise.

CONCLUSION

Our approach to executive compensation supports the execution of the company’s strategy and we remain committed to developing the compensation policies and programs that will continue to produce the results which deliver value to our shareholders.

     Members of the Board will be present during the Annual General Shareholder Meeting on August 10, 2011 to answer any questions you may have about executive compensation. We invite you to read the following Executive Compensation Discussion and Analysis.

Lynton R. Wilson (signed)
Chairman of the Board

Lawrence N. Stevenson (signed)
Chairman of the Human Resources Committee

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy

Much of CAE’s success in developing and growing its worldwide business is attributable to a highly motivated, entrepreneurial executive team. The executive compensation programs are based on a pay-for-performance philosophy in which executives receive salaries, annual short-term incentive awards contingent upon attaining consolidated, divisional and individual achievements, and long-term incentive awards that motivate executives to create increasing and sustainable value for the shareholders. In addition, executives are entitled to receive perquisite and pension benefits.

The objectives of the executive compensation programs are to:

1.	attract, retain and motivate qualified executives;
2.	align the interests of executives with those of the shareholders;
3.	foster teamwork and entrepreneurial spirit;
4.	establish an explicit and visible link between all elements of compensation and corporate (consolidated or not) and individual performance; and
5.	integrate compensation with the development and successful execution of strategic and operating plans.

The principles underlying CAE’s executive compensation programs are as follows:

  Base annual salary is set at approximately the median (50th percentile) of the comparator group of companies and annual overall compensation (salary, short-term and long-term incentives, perquisites and pension benefits) for superior performance is targeted at or about the third quartile (75th percentile) of the comparator group. Management may get to the 75th percentile of total compensation through the short-term incentive program which rewards annual performance and through our long-term incentives if CAE’s share price experiences strong performance.

  The cash salary component of compensation reduces as a portion of the overall annual compensation as salary grade levels increase. The more senior the executive, with more influence over CAE’s performance, the greater the proportion of the overall compensation package that is at risk.

  The ratio of long-term incentive to short-term incentive components of compensation increases as a portion of the overall annual compensation as salary grade levels increase. More senior executives are thereby incentivised to retain focus on the longer term objectives and interests of CAE.

  Equity-based compensation (restricted and deferred share units, and options) increases as a portion of the overall annual compensation as salary grade levels increase. This aligns the interests of executives with those of CAE shareholders.

CAE / PROXY INFORMATION CIRCULAR

  To remain competitive on other executive compensation elements, CAE also provides the NEOs with a flexible perquisite program and defined benefit pension plan.

  Executive compensation is benchmarked every second year with the assistance of compensation consultants who prepare an analysis of CAE’s compensation set against compensation practices within the comparator group of companies. CAE has retained the services of PCI Perrault Consulting Inc. to provide professional consulting services in executive compensation; the HR Committee has retained Hugessen Consulting Inc. to advise it on executive compensation.

  CAE has increased this year the share ownership requirement from 150% to 250% of salary for the CFO and the Group Presidents and from 100% to 200% for certain other senior executives, and introduced a claw-back policy for our executives (in addition to the President and CEO who is already subject to this policy) such that CAE may seek repayment of long term incentive compensation for a year in which financial results are restated.

  CAE’s business segments compete within several market segments and not all of its competitors are present in all the same segments, and some competitors do not publish or provide compensation disclosure relevant to CAE. CAE’s compensation is therefore compared with data from a broad mixture of Canadian and U.S. companies that have relevance to CAE in terms of market segment and/or business activities (aerospace, medical devices, industrial controls, IT/software, training & simulation, consulting/engineering/other services, etc.), revenue and market capitalization. The list of comparator companies adopted by the HR Committee for the last benchmarking exercise is:

CANADIAN COMPARATOR GROUP FY2010 – FY2011

SNC-Lavalin Group	CanWest Global Communications	CGI Group	Air Transat A.T.
Linamar	Manitoba Telecom	Westjet Airlines	Nordion Inc.[1]
Toromont Industries	ShawCor	Stantec Inc.	MacDonald Dettwiler
U.S. COMPARATOR GROUP FY2010 – FY2011

Rockwell Collins	Alliant Techsystems	AECOM Technology	Teleflex
Autodesk	C.R. Bard	AMETEK	Varian Medical Systems
Roper Industries	BMC Software	MOOG	Cadence Design Systems
Teledyne Technologies	Curtiss-Wright	AAR[2]	Hexcel
BE Aerospace	Synopsys	Woodward Inc.[3]	Novell
Steris	Hologic	Gartner	Triumph Group
Cubic Corp.

1	MDS changed its name to Nordion Inc. effective November 1, 2010.
2	Woodward Governor changes its name to Woodward Inc. effective January 26, 2011.

The median revenue of the group based on their most recent annual reports, as available during FY2010, was $1.893 billion and their median market capitalization as at March 31, 2011 was $2.382 billion, compared to $1.629 billion and $3.310 billion respectively for CAE as of the FY2011 year-end. CAE utilizes the median and 75th percentile numbers from each of the Canadian and the U.S. group of comparator companies for benchmarking purposes. The Canadian and U.S. companies in the comparator group are weighted equally and the compensation value between the two comparator groups is compared at par.

     CAE’s compensation policies and practices are structured in a balanced way such that they have not in the past several years created risks that had a material adverse effect on the company. Each of CAE’s four business segments has a compensation structure substantially similar to the others; none of the segments has a compensation expense that represents a disproportionate percentage of the segment’s revenue.

Elements of Compensation

CAE’s executive compensation consists of five main elements: base salary, short-term incentive bonus, long term incentives (restricted share units, deferred share units and options), pension rights and perquisites.

     The following table illustrates the composition of the total compensation and the relative importance of the different elements by NEOs:

CAE / PROXY INFORMATION CIRCULAR

	M. Parent [1]	A. Raquepas	J. Roberts	M. Gagné	N. Leontidis
	President and Chief	Vice President,	Group President, Civil	Group President,	Executive Vice
	Executive Officer	Finance and Chief	Simulation Products,	Military, Simulation	President, Strategy
		Financial Officer	Training and Services	Products, Training	and Business
				and Services	Development
Salary	24%	24%	21%	20%	28%
Pension	13%	7%	7%	11%	8%
Perquisites	3%	5%	4%	4%	5%
Total Fixed Compensation	40%	36%	32%	35%	41%
Short-Term Incentive	30%	17%	17%	15%	19%
Long-Term Incentive	30%	47%	51%	49%	40%
Total Variable Compensation	60%	64%	68%	64%	59%
Total Compensation	100%	100%	100%	100%	100%

1

Mr. Parent’s variable compensation for 2011 is somewhat undervalued as upon becoming CEO in FY2010 he received an initial grant of 1,465,400 options, in lieu of three years of his option and FY 2005 LTU grants. As a result of this initial grant, no further options or FY2005 LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant. (see “Determination of the NEOs’ Compensation – President and CEO”).

BASE SALARY

The base salaries of the executives of CAE are competitive with the median of the comparator group of companies. While an executive’s salary is generally targeted at a specific range around the median level, such salary may vary depending on the individual’s performance, level of experience and years of service. Base salaries are reviewed annually, taking into account individual achievements, general performance, benchmark information and market conditions.

ANNUAL SHORT-TERM INCENTIVE AWARDS

The short-term incentive award permits an annual cash bonus for executives and management of CAE provided that CAE’s consolidated financial performance, key performance indicators (“KPIs”) and individual achievement targets are met. At the beginning of each fiscal year, financial, non-financial and individual performance targets are established. For FY2011, financial targets were based on earnings per share (“EPS”), growth metrics (“Growth”), balance sheet and cash flow targets (“Financial Targets”) (see “Determination of NEOs’ Compensation” for further discussion). KPIs are quantifiable and/or qualitative performance targets set for reporting segments and their sub-segments as well as for corporate functions. These include amongst others customer satisfaction and retention, regulatory compliance, operational efficiency, employee performance management, order intake, cycle times and other metrics relevant to CAE’s business or corporate functions. The EPS measure is intended to keep a management focus on earnings per share growth and represents the net earnings of the Corporation divided by the number of non-diluted outstanding Common Shares. The Growth target is comprised of book-to-sales ratio and revenues generated from CAE’s new core markets (“NCM”), namely the energy, healthcare and mining business segments. The Financial Targets are based on balance sheet and cash flow elements in reference to the return on capital employed (“ROCE”) and free cash flow (“FCF”) of the Corporation as at the end of the applicable financial year.

For FY2011, the split between corporate financial performance and KPIs for the CEO and other NEO’s was as follows:

		WEIGHT
	CORPORATE FINANCIAL	KPIs	INDIVIDUAL PERFORMANCE
	PERFORMANCE		1.0x, 1.1x or 1.2x
CEO	75%	25%	-
OTHER NEO’s	100%	-	Multiplier factor

Short-term incentives are paid in the form of cash bonuses based upon a percentage of the executive’s base salary. The target bonus as a percentage of salary varies by the level of the participant with target awards ranging from 50% of salary for the NEOs to 100% of salary for the CEO. Actual bonus awards, however, could be up to 2.4 times (2 times in the case of the CEO) greater than the target awards depending upon the achievement of the previously noted results and personal performance objectives. The financial objectives for the CEO are the same of those for the other NEOs. If the CEO’s financial objectives are not met, no bonuses will be paid out to any other NEOs.

     In accordance with the terms of the short-term incentive plan, payment is limited to 100% of other corporate financial measures if the EPS result did not meet the minimum threshold set by the Board of Directors.

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     The EPS, Growth and Financial Targets respective objectives, thresholds and maximums up to which the incentive payment may double or more for certain NEOs are determined by the Board of Directors at the beginning of each fiscal year taking into consideration CAE’s annual operating plan, market conditions and expectations and other factors the Board may deem relevant from year to year.

FLEXIBLE PERQUISITE PROGRAM

Flexible perquisites give executives a cash allowance to provide for certain benefits, including car benefits, club membership, home office, personal legal and tax advice and a health care spending account (refer to “All Other Compensation” footnotes in the summary compensation table).

LONG-TERM INCENTIVE AWARDS

The Long-Term Incentive Program is designed to reward executives for their contribution to the creation of shareholder value. These awards are considered annually as part of the total compensation review. The value of the long-term incentive award varies according to the level of the executive ranging from 125% for Executive Vice Presidents to a maximum of 300% of base salary for the CEO.

     CAE’s long-term incentive plan comprises options (see “Stock Options”), long-term incentive deferred share units (see “Long-Term Incentive Deferred Share Unit Plans”) and restricted share units (“RSUs”) (see “Restricted Share Unit Plan”). All NEOs are eligible under each of these plans, and received long-term compensation awards allocated in value equally between stock options, LTUs and RSUs except for the CEO (see “Determination of the NEOs Compensation – President and CEO”).

STOCK OPTIONS

The number of options issued to each NEO varies as a percentage of the executive’s base salary divided by the fair value (determined by application of the Black-Scholes option-pricing methodology) of an option at that time. Under the terms of the Employee Stock Option Plan (“ESOP”), the exercise price of the stock options is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted. During FY2011, stock options were granted to the NEOs and to certain officers and key executives of CAE or its subsidiaries. The number of outstanding options as well as the other elements of the Long-Term Incentive Program are taken into account by the HR Committee in determining how many new options may be granted in a fiscal year. CAE expenses the cost of stock option grants.

     As of June 15, 2011, the ESOP provides for the issuance of a maximum of 13,282,526 Common Shares upon exercise of options granted under it of which 6,441,012 are not the subject of option grants (representing about 2.51% of all issued and outstanding Common Shares on such date). The ESOP permits option grants having a term of up to ten years. Options issued under the ESOP as at the end of FY2011 have a term of six years and those issued in FY2012 have a term of seven years and, in both cases, vest and are exercisable as determined by the HR Committee. No ESOP participant may hold options on more than 5% (on an undiluted basis) of the issued and outstanding Common Shares from time to time. The number of Common Shares issued to insiders of CAE at any time under all security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares. The ESOP permits, at the discretion of the HR Committee, the surrender and cancellation without re-issue of an in-the-money option for its cash equivalent, thereby allowing an optionee to receive the cash equal to the fair market value of the share underlying the option less the option exercise price, in lieu of the share itself.

     Except as set forth below, no CAE options may be exercised unless the optionee is at the time of exercise an employee of CAE or one of its subsidiaries and has served continuously in such capacity since the date of grant of the options. Each option shall, during the optionee’s lifetime, be exercisable only by the optionee. Options are not transferable or assignable otherwise than by will or by operation of estate law.

     If an optionee should die while an employee of CAE or one of its subsidiaries, any vested option held by the optionee may be exercised by the person to whom the optionee’s rights under the option shall pass by the optionee’s will or by operation of estate law before the earlier of (i) the expiry of a six-month period following his or her death or (ii) the option expiry date. Any exercise of such option shall be subject to all terms and conditions of the ESOP.

     If an optionee retires from CAE or one of its subsidiaries in accordance with the applicable retirement policies, unvested options held by such optionee shall, subject to the terms of the ESOP, continue to vest following the optionee’s retirement date. Such an optionee shall be entitled to (a) exercise any vested options held as of the retirement date until the termination

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date for each such option; and (b) exercise any options vesting after the retirement date only during the 30-day period following the vesting date of such options, after which time any such options which remain unexercised shall expire.

     If an optionee ceases to serve CAE or a subsidiary as an employee otherwise than by reason of death or retirement, options held by the optionee terminate once he or she leaves such service. However, the optionee is entitled to exercise vested options within the 30-day period following termination of employment. After such time, all unexercised vested options will expire.

     The ESOP defines a change of control of CAE as being a change in the beneficial ownership or control over the majority of the shares of CAE or the sale of all or substantially all of CAE’s assets. In such circumstance, accelerated vesting of all options issued under the ESOP would occur.

     The ESOP provides that its terms, as well as those of any option, may be amended, terminated or waived in certain stated circumstances. The ESOP specifies in what situations shareholder approval is required for certain types of amendments to the ESOP. Additionally, the HR Committee has the authority, in accordance with and subject to the terms of the ESOP, to amend, suspend or terminate the ESOP or any option granted under the ESOP without obtaining shareholder approval in order to:

(a)

(i) amend any terms relating to the granting or exercise of Options, including the terms relating to the eligibility for (other than for non-executive Directors) and limitations or conditions on participation in the Plan, the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the Termination Date except as contemplated in Section 6.06(4) of the Plan), assignment (other than for financing or derivative-type transaction purposes) and adjustment of Options, or (ii) add or amend any terms relating to the provision of financial assistance to Optionees, or of any cashless exercise features;

(b)

amend the Plan to permit the granting of deferred or restricted share units under the Plan or to add or amend any other provisions which result in participants receiving securities of the Corporation while no cash consideration is received by the Corporation;

(c)	make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;
(d)	correct or rectify any ambiguity, defective provision, error or omission in the Plan or in any Option or make amendments of a "housekeeping" nature;
(e)	amend any terms relating to the administration of the Plan; and
(f)

make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws or relevant stock exchange or regulatory requirements; provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted Option without the Optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction.

The ESOP provides for an option expiration date that, if the option expires during a CAE-imposed blackout period or within nine days thereafter, the term of the option may be the later of the original fixed expiration date, or 10 trading days after the date the blackout period ends if the original expiration date falls within, or within nine days after, a blackout period.

EQUITY COMPENSATION PLAN INFORMATION
	NUMBER OF SECURITIES TO	PERCENTAGE OF CAE’S	WEIGHTED-AVERAGE	NUMBER OF SECURITIES	PERCENTAGE OF CAE’S
	BE ISSUED UPON EXERCISE	OUTSTANDING	EXERCISE PRICE OF	REMAINING AVAILABLE FOR	OUTSTANDING SHARE
	OF OUTSTANDING OPTIONS	SHARE CAPITAL	OUTSTANDING	FUTURE ISSUANCE UNDER	CAPITAL REPRESENTED BY
		REPRESENTED BY SUCH	OPTIONS	EQUITY COMPENSATION	SUCH SECURITIES
		SECURITIES		PLANS (EXCLUDING SECURITIES
REFLECTED IN 1st COLUMN)
Employee Stock
Option Plan	6,020,489	2.34%	$9.6731	7,305,137	2.84%

The above chart is based on March 31, 2011 information. As of that date, the weighted average remaining contractual life for the outstanding options was 3.6 years. CAE’s only equity compensation plan is its shareholder-approved ESOP.

CAE / PROXY INFORMATION CIRCULAR

LONG-TERM INCENTIVE DEFERRED SHARE UNIT PLANS

Fiscal 2004 plan

In FY2004, CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“FY2004 LTUP”) for executives of CAE and its subsidiaries to partially replace the grant of options under CAE’s ESOP. No FY2004 LTUs have been granted by CAE since FY2004. An FY2004 Long-Term Incentive Deferred Share Unit (“FY2004 LTUs”) is equal in value to one Common Share of CAE. Determination of the number of FY2004 LTUs to be granted to a participant was made by dividing the dollar value of the FY2004 LTU grant by the closing price of Common Shares on the TSX on the second trading day following the date of grant approval. FY2004 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. The FY2004 LTU grants vested in 25% increments over four years, commencing one year after the date of grant. Upon or within a defined period following termination of their employment for reasons of long-term disability, involuntary termination, retirement or death, or following a successful takeover bid for CAE, eligible FY2004 LTUP participants with vested FY2004 LTUs will be entitled to receive the fair market value of the equivalent number of Common Shares. On voluntary termination, participants forfeit all amounts vested under the FY2004 LTUP.

Fiscal 2005 Plan

CAE adopted the Long-Term Incentive Deferred Share Unit Plan – FY2005 (“FY2005 LTUP”) in FY2005. Determination of the number of units under the FY2005 LTUP (“FY2005 LTUs”) to be granted to a participant is made by dividing the dollar value of the FY2005 LTU grant (a percentage of the participant’s base salary) by the weighted average price of Common Shares on the TSX on the five trading days preceding the date of grant approval. FY2005 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. A FY2005 LTU grant vests in 20% increments over five years, commencing one year after the date of grant. Upon or within a defined period following termination of their employment, eligible FY2005 LTUP participants with vested FY2005 LTUs will be entitled to receive the then fair market value of the equivalent number of Common Shares. Upon retirement, LTUs will vest within a determined period of time and the participant will be entitled to receive the then fair market value of the equivalent number of Common Shares. Following a change of control of CAE, all unvested FY2005 LTUs will vest and employees terminating on such occasion or at any time thereafter will be entitled to receive the fair market value of the equivalent number of Common Shares for all their vested LTUs. The FY2005 LTUP was amended and restated in FY2009 to respect 409-A legislation for U.S. participants and related impact on the payment of DSUs under such plan.

RESTRICTED SHARE UNIT PLANS

In FY2010, CAE adopted a performance-based Restricted Share Unit Plan (“2011 RSUP”) for executives and senior management of CAE and its subsidiaries, applicable in FY2011 and beyond. Grants of units made under the prior Restricted Share Unit Plan (“RSUP”) remain in effect until the last unit grants thereunder expire in fiscal 2013. The RSUP helps ensure that CAE executives’ long-term incentive compensation includes an element directly based on the market performance of Common Shares. Determination of RSUsto be granted to a participant is made by dividing the dollar value of the RSU grant (a percentage of the participant’s base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant approval. An RSU is equal in value to one Common Share of CAE.

RSUs granted pursuant to the RSUP from FY2008 and up to FY2010 vest three years from the date RSUs were granted, as follows:

1.

100% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE’s fiscal year has appreciated by a minimum annual compounded growth equal to the Bank of Canada 10-year risk-free rate of return on the grant date plus 3.5% over the vesting period; or

2.

50% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE’s fiscal year has met or exceeded the performance of the Standard & Poor Aerospace and Defence Index (“S&P ADI”), adjusted for dividends, over the vesting period.

RSUs granted pursuant to the 2011 RSUP in FY2011 vest over the three years as follows:

1.	A target rate of 1/6th of the granted units for each of the three years subject to the attainment (or not) of the TSR Relative Performance (shown below) for each of the three years; and

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2.	A target rate of 1/2 of the granted units at the end of the third year subject to the attainment (or not) of the TSR Relative Performance over the three-year period.

The TSR Relative Performance means relative annual performance of CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P ADI for the given period. Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by the factors indicated in the following table:

ANNUAL TSR RELATIVE PERFORMANCE	FACTOR
1st Quartile (0-25th percentile) and below	0%
2nd Quartile (26th – 50th percentile)	50% - 98%
3rd Quartile (51st – 75th percentile)	100% - 148%
4th Quartile (75th – 100th percentile) and above	150%

Vesting between the S&P ADI Performance quartiles is pro-rated on a linear progression from 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. RSUP participants are entitled to receive their vested RSUs at the average fair market value for the 20 trading days preceding the final vesting date of the grant.

     For RSUP plans in effect prior to FY2011 and in the case of an RSU holder’s retirement, all units continue to vest. In the case of an RSU holder’s long-term disability, death or involuntary termination, one third of the units will vest at each anniversary of the grant while the holder is employed with CAE. Unvested units will be forfeited. In all above events, vested units will be paid subject to the performance conditions of the RSUP being met. In the event of a change of control of CAE, all units vest and are payable based on the Common Share closing price on that date.

     For the FY2011 RSUP, in the event of an RSU holder’s retirement, all units continue to vest and are paid out on the third anniversary date of the grant at the average fair market value for the 20 trading days preceding such date. In the event of an RSU holder’s long-term disability, death or involuntary termination, vesting ceases and any vested units will be paid at the average fair market value for the 20 trading days preceding the event. Unvested units will be forfeited. In the event of a change of control of CAE, all unvested units vest at median or according to the TSR Relative Performance as of such date, whichever is greater, and are payable based on the Common Share closing price on that date.

DEFERRED SHARE UNIT PLAN

CAE has a Deferred Share Unit Plan (“DSUP”) for executives under which an executive may elect to receive any cash incentive compensation in the form of Deferred Share Units (“DSUs”). The Plan is intended to enhance CAE’s ability to promote a greater alignment of interests between executives and the CAE shareholders, as well as to provide an alternate avenue for attaining prescribed share ownership levels for executives. A DSU is equal in value to one Common Share of CAE. The units are issued on the basis of the average closing board lot sale price per share of Common Shares on the TSX during the last 10 days on which such shares traded prior to the date of issue. The DSUs also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on Common Shares. Upon or within a defined period following termination of their employment, DSU holders are entitled to receive the fair market value of the equivalent number of Common Shares.

EXECUTIVE SHARE OWNERSHIP POLICY

Under CAE’s share ownership policy, each key executive is expected to own a minimum number of Common Shares and/or units under the DSUP and/or LTUP. As of February 2011, the value of the required holding in Common Shares and/or units under the DSUP and LTUP represents 500% of the CEO’s annual salary, 250% for the Group Presidents and the CFO and 200% of other CEO-reporting executives’ annual salary. The required holding may be acquired over a five-year period from the date of hire or promotion into the executive position. In addition, for each option exercise, the CEO, Group Presidents and CFO must retain ownership or control over CAE Shares for a value equal to 25% of the net profits realized on such option exercise for the duration of their employment with CAE. This policy encourages all key executives to hold a meaningful ownership interest in CAE to further align management and shareholder interests.

     As of March 31, 2011, all of the NEOs hold CAE shares and/or units under the DSUP and LTUPs valued in excess of the ownership policy except for Mr. Parent, who is in the process of attaining his target of 500% of his annual salary; this threshold

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was stipulated for Mr. Parent upon his appointment as CEO in October 2009 with a 5-year term to reach such target. The table below sets forth the number and value of shares/units held, the value of shares/units required to meet the ownership guidelines, and the value of shares/units held as a multiple of the NEO’s base salary.

NAMED EXECUTIVE OFFICER	NUMBER OF	NUMBER OF	VALUE OF	VALUE REQUIRED	VALUE HELD AS
	VESTED DSUs HELD	SHARES HELD	SHARES/UNITS HELD	TO MEET GUIDELINES	MULTIPLE OF SALARY
M. Parent	108,474	34,973	$1,847,597	$3,625,000	2.5
J. Roberts	180,047	32,501	$2,737,615	$1,207,500	5.7
M. Gagné	92,089	7,277	$1,279,832	$1,000,000	3.2
A. Raquepas	87,710	2.000	$1,155,463	$983,150	2.9
N. Leontidis	114,779	19,900	$1,734,663	$628,410	5.5

EMPLOYEE STOCK PURCHASE PLAN BENEFITS

Under the CAE Employee Stock Purchase Plan, employees and officers may make a contribution towards the purchase of Common Shares of up to 18% of their base salary. Under the plan, CAE makes a matching contribution on the first $500 contributed and contributes $1 for every $2 on additional employee contributions, to a maximum of 3% of the participant’s base salary.

TERMINATION AND CHANGE OF CONTROL BENEFITS

Pension Benefits

In Canada, eligible employees participate in the Retirement Plan for Employees of CAE Inc. and Associated Companies. Vice President level and higher executives participate in the Pension Plan for Designated Executive Employees of CAE Inc. and Associated Companies (the “Designated Pension Plan”), and in the Supplementary Pension Plan of CAE Inc. and Associated Companies (the “Supplementary Pension Plan”). The Designated Pension Plan is a defined benefit plan to which only CAE contributes. Pensions payable under the Supplementary Pension Plan are paid directly by CAE. See “Executive Compensation – Pension Plan Benefits” for details about the value of the accrued benefit to each of the NEOs. Except as discussed in “Change in Control Contracts” below, CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

Change in Control Contracts

CAE is a party to agreements with eight executive officers, including the NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is expressly or impliedly terminated without cause within two years following the change of control. In such event, the executive is entitled to 24 months of annual compensation (salary, short-term incentive plan, bonus and benefits, payable as a lump sum), payment for long-term incentive deferred share units, the immediate vesting of supplementary credited service for the purposes of any pension or retirement income plans, vesting of all options which vest within two years from the date of the termination or resignation of the executive and extension of the exercise period for the options to permit the executive to exercise such options within the 24 months from the date of termination or resignation.

     A change of control for the above purposes is defined to include any event as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying 35% or more of the votes attached to all outstanding voting securities of CAE; certain events which result in a change in the majority of the Board of Directors; and a sale of assets to an unaffiliated party at a price greater than or equal to 50% of CAE’s market capitalization. See “Executive Compensation – Termination and Change of Control Benefits” for a summary of the impact of various events on the different compensation programs for the NEOs and details about the approximate incremental value that could be realized by a NEO following termination or a change of control event.

Determination of the NEOs’ Compensation

PRESIDENT AND CEO

The salary of the President and Chief Executive Officer (“CEO”) is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the independent members of the Board of Directors. Benchmark data

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demonstrates that the CEO’s total direct compensation (base salary, short-term and long-term incentives and other compensation) falls within CAE’s compensation policy. See also Appendix A, under “Compensation”. In the event of a material financial mistatement as a result of fraudulent or intentional misconduct, the Board may request the CEO to make a full or partial reimbursement of any incentive compensation paid or awarded to him by CAE.

Short-Term Incentive Awards Program

CAE has an executive short-term incentive program. See “Annual Short-Term Incentive Awards”. The short-term incentive program as it pertains to the President and CEO focuses on the attainment of pre-determined earnings per share, growth, balance sheet and cash flow targets at CAE’s consolidated level. The actual amount of any short-term incentive award to the CEO is determined based on a combination of the annual plan targets achievement level, key performance indicators and the discretion of the Board of Directors.

The CEO’s targets and objectives for FY2011 included the following:

1.

Meet and exceed Short Term Incentive Plan financial objectives ($Millions, except FCF, ROCE and EPS) (75% of STIP) The following table illustrates the respective weights given to each FY2011 corporate financial performance target, as well as the actual results and payout:

	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACHIEVED	PAYOUT
NEW CORE MARKETS	15%	$28.0	$40.0	$52.0	$38.0	81.25%

BOOK-TO-SALES RATIO	15%	1.08	1.12	1.16	1.14	150.0%
FREE CASH FLOW (FCF)	15%	$102.0	$122.0	$142.0	$110.1	40.0%
RETURN ON CAPITAL	15%	10.5%	11.7%	12.9%	12.3%	150.0%
(ROCE)
EARNINGS PER SHARE	40%	$0.56	$0.64	$0.72	$0.66	125.0%

WEIGHTED AVERAGE STIP						113.2%

1	EPS threshold will serve as gate for Growth and Financial Targets payout thresholds. Payment is limited to 100% of other corporate financial measures if the EPS result did not meet the minimum threshold set by the Board of Directors.
2.	Other KPIs (25% of STIP)
Accelerate growth in new market segments
Maintain leadership in and continue to grow military and civil business segments
Further develop New Core Markets
Improve business model and partnership strategies to ensure sustained growth
Implement global talent management process

     The Board reviewed Mr. Parent’s achievements against each of these objectives in detail, and considered he had met and exceeded his objectives. For FY2011, Mr. Parent received a short-term incentive award of $900,000 based on the short-term incentive formula for earnings per share, growth, balance sheet and cash flow targets, as described under Annual Short-Term Incentive Awards, having been exceeded, as well as his other accomplishments. The level of achievement was 113.2% against the short-term incentive plan performance target, comprising 75% of his STIP. The Board awarded the CEO a 157% achievement rate on his personal KPIs, comprising 25% of his STIP. His aggregate bonus payment represented 124.1% of the bonus target. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Short-Term Incentive Awards”.

Long-Term Incentive Awards Program

The CEO is eligible to be granted stock options and to participate in both the FY2005 Deferred Share Unit Plan and the Restricted Share Unit Plan, in the ratio of 40% options, 40% RSUs and 20% FY2005 LTUs.

     In FY2011 Mr. Parent was granted 91,099 RSUs.. The initial option grant received by Mr. Parent upon his appointment as CEO in FY2010 covers a three-year period and is equal to three times the maximum annual stock option grant value plus three times the maximum annual FY2005 LTU grant value. As a result of his initial grant, no further options or FY2005 LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant. Mr. Parent’s package was designed to align

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his interests most closely with share value appreciation, and involves more risk to him given the three-year waiver of FY2005 LTU grants. Until FY2014, RSUs will be granted annually to the CEO with a 40% weighting of his target long-term incentive plan value.

ALL OTHER NEOS

The total compensation of all other NEOs is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the HR Committee of the Board of Directors upon recommendation of the CEO. Benchmark data demonstrates that the total direct compensation of NEOs (base salary, short-term and long-term incentive and other compensation) falls within CAE’s compensation policy and is generally at the third quartile (75th percentile) of the comparator group reflecting the performance of the Corporation and these NEOs. The HR Committee also approves the short-term incentive bonus target and long-term incentive award target including the specific amount of options to be issued to the NEOs under the ESOP. For more details on the factors considered in the determination of NEOs’ compensation, including in respect of grants of option-based awards, see “Compensation Discussion and Analysis – Compensation Philosophy” and “Compensation Discussion and Analysis – Elements of Compensation”. See also Appendix A, under “Compensation”.

     Objectives for each of the NEOs have been set at the beginning of FY2011. In addition to having been regularly reviewed by the CEO during the fiscal year, the NEOs’ performance against those objectives was also reviewed at the end of FY2011. The performance assessment was made by the CEO and reviewed in detail by the HR Committee. For FY2011, each of Messrs. Roberts, Gagné, Raquepas and Leontidis was determined to have met or exceeded his respective objectives, and has received a bonus pay-out of between 113% (based only on the final targets achievement) and136% (in the case of better than target performance against personal KPIs) of his target bonus.

     The following table illustrates the various bonus targets and maximums for the NEOs. Bonus target and maximums, as well as the actual payout earned for FY2011, are expressed as a percentage of salary:

FUNCTION	TARGET	MAXIMUM	ACTUAL RESULT
	%	%	%
President & CEO	100	200	124.1
CFO	60	144	67.9
Group President Civil Simulation Products & Training	60	144	81.5
Services
Group President, Military Simulation Products & Training	60	144	74.7
Services
Executive Vice President	50	120	67.9

Performance Graph

The following graph compares the cumulative shareholder return of the Common Shares with the cumulative returns of each of the S&P/TSX Composite Index and the S&P Aerospace & Defense Index (an index of U.S. listed companies operating in CAE’s market sectors) for a five-year period commencing March 31, 2006.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF CAE INC. VS. S&P/TSX COMPOSITE INDEX AND S&P AEROSPACE & DEFENSE INDEX

	2006	2007	2008	2009	2010	2011
CAE Inc.	$100	$142	$128	$85	$112	$147
S&P/TSX Composite Index	$100	$112	$116	$79	$112	$134
S&P Aerospace & Defense Index	$100	$116	$122	$71	$121	$136

CAE / PROXY INFORMATION CIRCULAR

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Assumes $100 invested in Common Shares traded on the Toronto Stock Exchange on March 31, 2006. Values are as at the last trading date during the month of March in the specified years and from the S&P/TSX Composite Total Return Index and S&P Aerospace & Defense Total Return Index, which assume dividend reinvestment.

PAY FOR PERFORMANCE LINKAGE

The following table compares the compensation of the NEOs with the return on CAE Common Shares and the above cumulative total return chart (but only in respect of FY2007 to FY2011) and using the NEOs’ total compensation disclosed under “Executive Compensation – Summary Compensation Table”.

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The FY2010 NEO total compensation includes an overlap period between two CEOs. Additionally, in FY2010 the new CEO received a 3-year grant of options and DSUs, for which we have normalized for the purpose of this chart by spreading the value of that grant over its three-year term.

Pay for Performance Linkage	2011	2010	2009
Market Capitalization (as of March 31)	$3.310 billion	$2.545 billion	$1.95 billion
Return on equity	13.8%	12.4%	18.3%
Total shareholders return – three-year compounded annual growth rate	5.2%	(13.3%)	(2.3%)
Diluted earnings per share	$0.66	$0.56	$0.78
Diluted earnings per share excluding restructuring	$0.66	$0.66	N/A

Human Resources Committee Interlocks and Insider Participation

No member of CAE’s HR Committee was an officer or employee of CAE or any of its subsidiaries at any time during FY2011. No executive officer of CAE serves on the Board of Directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of CAE’s Board.

Submitted on behalf of the HR Committee: L. N. Stevenson (Chairman), B. E. Barents, J. F. Hankinson, J. Manley, P. J. Schoomaker and L. R. Wilson.

INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS

CAE does not offer its Directors or executive officers loans. CAE and its subsidiaries have not given any guarantee, support agreement, letter of credit or similar arrangement or understanding to any other entity in connection with indebtedness of CAE’s Directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The first of the following tables provides a summary of compensation earned during the last three fiscal years ended March 31, 2011 by the Chief Executive Officer, the former Chief Executive Officer, the Chief Financial Officer and the three most highly compensated policy-making executives who served as executive officers of CAE or its subsidiaries as at March 31, 2011 (collectively, “Named Executive Officers” or “NEOs”).

					NON-EQUITY INCENTIVE
					PLAN COMPENSATION

NAME AND PRINCIPAL POSITION	YEAR	SALARY SHARE-BASED OPTION-			ANNUAL	LONG-TERM PENSION		ALL OTHER	TOTAL
			AWARDS[1]	BASED	INCENTIVE	INCENTIVE	VALUE[4]	COMPENSATION[5] COMPENSATION
				AWARDS[2]	PLANS[3]	PLANS
		$	$	$	$	$	$	$	$
M. Parent[6]	2011	714,167	899,147	0	900,000	0	396,000	94,268	3,003,582
President and Chief Executive
Officer	2010	598,846	754,151	4,292,305	1,000,000	0	591,000	51,960	7,288,262
	2009	495,000	601,243	431,431	717,235	0	326,000	67,787	2,638,696

A. Raquepas	2011	389,550	527,797	225,227	267,102	0	121,000	72,964	1,603,640
Vice President, Finance and
Chief Financial Officer	2010	363,865	399,697	190,850	314,645	0	68,000	54,703	1,391,760
	2009	367,500	387,925	278,342	534,240	0	212,000	58,392	1,838,399

J. Roberts	2011	479,167	810,300	345,653	393,664	0	153,000	106,617	2,288,401
Group President, Civil
Simulation Products, Training	2010	451,154	619,490	295,864	1,282,201	0	109,000	73,787	2,831,496
and Services	2009	456,667	601,243	431,431	662,400	0	248,000	89,327	2,489,068

M. Gagné	2011	393,333	671,058	286,383	298,848	0	210,000	74,691	1,934,313
Group President, Military,
Simulation Products, Training	2010	354,952	387,857	185,153	333,072	0	127,000	56,433	1,444,467
and Services	2009	315,000	205,864	147,595	344,376	0	234,000	50,791	1,297,626

N. Leontidis	2011	312,191	316,274	134,974	213,408	0	85,000	62,806	1,124,653
Executive Vice President,	2010	296,310	203,431	97,229	232,935	0	61,000	62,673	953,578
Strategy and Business
Development	2009	300,183	197,449	141,735	233,879	0	169,000	59,508	1,101,754

CAE / PROXY INFORMATION CIRCULAR

1

Represents the value of share-based awards granted under the Restricted Share Unit Plan and the FY2005 LTUP, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each LTU is set to CAE's closing share price on the date of grant. The value of each RSU is evaluated using stochastics simulations of share price performance, and generally represent between 55% and 100% of CAE’s closing share price on the date of grant, depending on the grant’s performance criteria, in accordance with the following assumptions. This adjusted Black-Sholes model method is used in order to correctly measure the specific provisions of the LTR-RSU program. The Black-Scholes model is well-known and accepted, and the industry has long used it to measure the value of LTR-DSUs due to its relative ease of use and the precision level it provides; it is implicit in the Black-Sholes model that the price of a share (and the change in the index value in the case of CAE’s LTR-DSUs) changes stochastically, meaning by a random process.

	2011	2010	2009
Expected volatility CAE	38.4%	36.4%	28.2%
Expected volatility index	n/a	31.4%	17.9%
Risk-free interest rate	2.0%	2.0%	4.0%
Correlation CAE to index	n/a	0.47	0.35

2

Represents the value of option-based awards granted under the Employee Stock Option Plan, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each option is determined using the Black-Scholes model under the following assumptions:

	2011	2010 - August	2010	- May	2009
Dividend yield	1.26%	1.41%	1.70%		0.89%
Expected volatility	35.3%	36.0%	36.0%		29.0%
Risk-free interest rate	2.38%	2.35%	3.0%		3.5%
Expected option term	4	4	4		4

3

Represents the Short-Term Incentive Plan bonus earned in each fiscal year and paid in the first quarter of the following year. The amount shown for Mr. Roberts in 2010 includes the GP Retention Plan pay-out of $892,075 described under Annual Short-term Incentive Awards.

4

The pension value shown corresponds to the compensatory value reported in the Defined Benefit Plan Table and includes the service cost and the impact of the increase in earnings in excess of actuarial assumptions.

5

All other compensation comprises other benefit expenses and allowances paid by CAE, and includes amongst others: car leases or allowances and car operating expenses; Health Spending Account; club memberships; and amounts paid in respect of the NEOs participation in the CAE Employee Stock Purchase Plan. For Mr. Parent, the amount shown in 2011 includes $18,471 in automobile expenses, a $21,425 employer contribution to the ESPP and $29,308 in dividend equivalents reinvested in LTI-DSUs. For Mr. Raquepas, the amount shown in 2011 includes $30,709 in automobile expenses and $23,662 in dividend equivalents reinvested in LTI-DSUs. For Mr. Roberts, the amount shown in 2011 includes $21,741 in automobile expenses, a $14,375 employer contribution to the ESPP and $44,334 in dividend equivalents reinvested in LTI-DSUs. For Mr. Gagné, the amount shown in 2011 includes $18,663 in automobile expenses, $22,540 in dividend equivalents reinvested in LTI-DSUs and $15,733 in perquisites’ allowances. For Mr. Leontidis, the amount shown in 2011 includes $22,641 in automobile expenses, a $9,366 employer contribution to the ESPP and $22,715 in dividend equivalents reinvested in LTI-DSUs.

6

Included in the value of the CEO’s 2010 Option Based Awards is his initial grant of 1,465,400 options, representing three years of his option and FY2005 LTU grants (see “Determination of the NEOs’ Compensation – President and CEO”).

SALARY

The salary earned by each of our NEOs in FY2011 is consistent with CAE’s compensation policies as discussed in “Compensation Discussion and Analysis – Elements of Compensation”.

RSU, LTU AND OPTION AWARDS

For a description of the applicable formulas in determining the grants of RSUs, LTUs and options under our Restricted Share Unit Plan, FY2005 Long-Term Incentive Deferred Share Unit Plan and the ESOP, see “Compensation Discussion and Analysis – Restricted Share Unit Plan, Long-Term Incentive Deferred Share Unit Plans and Stock Options”.

ANNUAL INCENTIVE PLAN COMPENSATION

Amounts reported in the Summary Compensation Table under Annual Incentive Plan reflect the amounts paid pursuant to the Short-Term Incentive Plan in respect of FY2011. The amount of each NEOs’ award is generally equal to the officer’s award percentage, as determined by CAE’s attaining, or not, financial targets based on earnings per share (EPS), growth, balance sheet and cash flow targets, multiplied by the officer’s salary and taking into consideration individual performance objectives. See “Compensation Discussion and Analysis – Annual Short-Term Incentive Awards” for further details.

Incentive Plan Awards

The following tables provide information relating to each option-based award and all share-based awards to the NEOs granted in FY2011, outstanding as at March 31, 2011, as well as the value vested or earned during FY2011 in respect of such incentive plan awards.

CAE / PROXY INFORMATION CIRCULAR

EQUITY-BASED AWARDS GRANTED IN FY2011
NAME	AWARD TYPE	AWARD DATE	NUMBER OF SECURITIES, UNITS OR OTHER RIGHTS	PAYOUT OR EXPIRATION DATE	SHARE PRICE ON DATE OF GRANT[4]	PERFORMANCE OR VESTING CONDITION

M. Parent	RSU[1]	17/05/2010	91,099	17/05/2013	9.55	Note 1
	LTU[2]	-	Nil	-		-
	Stock Option[3]	-	Nil	-		-
A. Raquepas	RSU[1]	17/05/2010	27,178	17/05/2013	9.55	Note 1
	LTU[2]	17/05/2010	27,178	Termination	9.55	Note 2
	Stock Option[3]	17/05/2010	83,600	17/05/2016	9.55	Note 3
J. Roberts	RSU[1]	17/05/2010	41,725	17/05/2013	9.55	Note 1
	LTU[2]	17/05/2010	41.725	Termination	9.55	Note 2
	Stock Option[3]	17/05/2010	128,300	17/05/2016	9.55	Note 3
M. Gagné	RSU[1]	17/05/2010	34,555	17/05/2013	9.55	Note 1
	LTU[2]	17/05/2010	34,555	Termination	9.55	Note 2
	Stock Option[3]	17/05/2010		17/05/2016	9.55	Note 3
106,300
N. Leontidis	RSU[1]	17/05/2010	16,286	17/05/2013	9.55	Note 1
	LTU[2]	17/05/2010	16,286	Termination	9.55	Note 2
	Stock Option[3]	17/05/2010	50,100	17/05/2016	9.55	Note 3

1

Awards of restricted share units under the performance-based 2011 RSUP (see Compensation Discussion & Analysis section for details). Under this plan, 1/6th of the granted units may vest, in May 2011, May 2012 and May 2013 respectively and 1/2 of the granted units may vest in May 2013, subject to CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P ADI (“TSR Relative Performance”) for the one-year or three-year period, as applicable.

Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. Vested RSUs will be paid based on the average share price for the 20 trading days preceding the final vesting date of the grant.

2

Awards of deferred share units under the FY2005 LTUP (see Compensation Discussion & Analysis section for details). Under this plan, vested units will be paid out following the termination of employment of the executive based on the Common Share price on that date. Units vest over five years’ time; accelerated vesting happens in limited circumstances (long-term disability, retirement, take over bid or death). Dividend equivalents are paid on FY2004 and FY2005 LTUs, in the form of incremental units.

3

Awards of stock options under the Employee Stock Option Plan (see Compensation Discussion & Analysis section for details). Under this plan options were granted with an exercise price equal to the weighted average price per Common Share on the TSX on the five trading days immediately preceding the grant date. At each of the first four anniversaries of the grant, 25% of the award vests and becomes exercisable.

4	The share price on grant date is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the award.

OUTSTANDING SHARE-BASED AWARDS AND OPTION-BASED AWARDS
			OPTION-BASED AWARDS		SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	OPTION EXERCISE PRICE[1]	OPTION EXPIRATION DATE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS[2]	NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED[3]	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED[4]
	#	$		$	#	$
M. Parent	1,465,400	7.60	11/08/2015	7,737,312
	189,600	7.29	18/05/2015	1,059,864
	117,800	13.18	19/05/2014	–
	96,640	14.10	03/06/2013	–
	91,600	9.12	22/05/2012	344,416
	Total			9,141,592	227,779	2,933,794
A. Raquepas	83,600	9.55	17/05/2016	278,388
	100,500	7.29	18/05/2015	561,795
	76,000	13.18	19/05/2014	–
	61,500	14.10	03/06/2013	–
	57,800	9.12	22/05/2012	217,328
	Total			1,057,511	134,664	1,734,471
J. Roberts	128,300	9.55	17/05/2016	427,239
	155,800	7.29	18/05/2015	870,922
	117,800	13.18	19/05/2014	–
	96,640	14.10	03/06/2013	–
	91,600	9.12	22/05/2012	344,416
	77,400	5.83	13/05/2011	545,670
	Total			2,188,247	208,307	2,682,989

CAE / PROXY INFORMATION CIRCULAR

			OPTION-BASED AWARDS		SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	OPTION EXERCISE PRICE[1]	OPTION EXPIRATION DATE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS[2]	NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED[3]	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED[4]
	#	$		$	#	$
M. Gagné	106,300	9.55	17/05/2016	353,979
	97,500	7.29	18/05/2015	545,025
	40,300	13.18	19/05/2014	–
	31,300	14.10	03/06/2013	–
	14,900	9.12	22/05/2012	56,024
	Total			955,028	135,343	1,743,212
N. Leontidis	50,100	9.55	17/05/2016	166,833
	51,200	7.29	18/05/2015	286,208
	38,700	13.18	19/05/2014	–
	31,900	14.10	03/06/2013	–
	31,800	9.12	22/05/2012	119,568
	Total			572,609	73,337	944,580

1

Pursuant to the terms of the plan, options under the ESOP granted before FY2009 were granted with an exercise price equal to the closing market price per Common Share on the TSX, in each case on the trading day immediately preceding the grant date and options under the ESOP granted since FY2009, were granted with an exercise price equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted.

2

Options are in-the-money if the market value of the Common Shares covered by the options is greater than the option exercise price. The value shown is equal to the excess, if any, of the Common Share closing price on March 31, 2011 ($12.88) over the option’s exercise price. The actual value realized will be based on the actual in-the-money value upon exercise of the options, if any. The options vest at 25% per year commencing one year after the date of grant.

3	Represents the aggregate number of units that have not met all performance or employment conditions for payment.
4

Payout value is established based on a Common Share closing price on March 31, 2011 ($12.88) for LTUs and based on values of $12.88 for RSU grants payable May 2012 and May 2013. RSUs that might have vested in May 2011 are excluded from this table as they did not meet the performance measures and were not paid out.

INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR

The following table shows the value that was vested or earned by Named Executive Officers during FY2011 in respect of incentive plans.

NAME	OPTION-BASED AWARDS –	SHARE-BASED AWARDS –	NON-EQUITY INCENTIVE
	VALUE VESTED DURING THE YEAR[1]	VALUE VESTED DURING THE YEAR[2]	PLAN COMPENSATION –
			VALUE EARNED DURING THE YEAR[3]
	$	$	$
M. Parent	947,340	597,002	900,000
A. Raquepas	61,827	267,455	267,102
J. Roberts	95,952	415,612	393,664
M. Gagné	57,820	234,689	298,848
N. Leontidis	31,622	146,200	213,408

1

This represents the value of potential gains from options that vested during FY2011. These generally include the portion of the options that were awarded in the last four fiscal years that vested in the year. The potential gains are calculated as the excess, if any, of the closing price of Common Shares on each of the option vesting dates in FY2011 over the exercise price. The actual value realized, if any, will differ and will be based on the Common Share price on the actual exercise date.

2

The value of share units that vested during FY2011 is calculated based on the closing price of Common Shares on each of the unit vesting dates. These generally include the portion of units under the Long-Term Incentive Deferred Share Units Plan – FY2005 that were awarded in the last five fiscal years that vested in the year for which payment is deferred to the termination of employment and the portion of RSUs that will have vested on May 17 as the performance criteria was met.

3	The incentive award earned in respect of the FY2011 was paid out in the first quarter of FY2012 under the Annual Short-Term Incentive Plan.

Pension Plan Benefits

The NEOs are members of the Designated Pension Plan and the Supplementary Pension Plan. The amounts payable under these arrangements are based on “average annual earnings” which are calculated on the basis of the 60 highest-paid consecutive months of base salary and short-term incentives.

     CAE is obligated to fund or provide security to ensure payments under the Supplementary Pension Plan upon retirement of the executive. CAE has elected to provide security by obtaining for retired executives letters of credit for a trust fund

CAE / PROXY INFORMATION CIRCULAR

established for those executives who have retired. CAE has secured (or undertaken to do so) the NEOs’ pension benefits by a letter of credit for a trust fund established for the executive.

     The Supplementary Pension Plan provides a pension benefit upon normal retirement at age 65 so that the total pensions payable under CAE’s pension arrangements will result in an annual pension equal to 2% of average annual earnings (being the five-year top average salary and short-term incentive compensation, the latter calculated for non-CEO NEOs at the higher of actual or target bonus) for each year of pensionable service, assuming no limitation on the amount paid from a registered pension plan imposed by Canadian tax legislation. The CEO’s short-term incentive compensation used for the purpose of determining his average annual earnings is the target bonus. His maximum annual pension benefit is limited to one million fifty thousand dollars. Executives may retire from the company from age 60 with full pension entitlement. The benefits listed in the table are not subject to deduction for social security or other offset amounts such as Canada Pension Plan or Québec Pension Plan amounts.

DEFINED BENEFIT PLANS TABLE

The following table sets forth the credited years of pensionable service and the present value of the NEOs’ accumulated benefits as at March 31, 2011 under the Designated Pension Plan and the Supplementary Pension Plan in connection with retirement.

		ANNUAL BENEFITS PAYABLE

NAME	NUMBER OF YEARS CREDITED	AT MARCH 31, 2011	AT AGE 65	ACCRUED OBLIGATION AT START OF YEAR	COMPENSATORY CHANGE[1]	NON-COMPENSATORY CHANGE[2]	ACCRUED OBLIGATION AT YEAR END[3]
	#	$	$	$	$	$	$
M. Parent[4]	6.17	145,800	714,000	1,441,000	396,000	395,000	2,232,000
A. Raquepas	10.50	161,600	427,000	898,000	121,000	238,000	1,257,000
J. Roberts	7.92	154,600	385,000	937,000	153,000	227,000	1,317,000
M. Gagné	10.08	123,700	273,000	1,109,000	210,000	133,000	1,452,000
N. Leontidis	11.00	122,400	288,000	811,000	85,000	192,000	1,088,000

1

The change in benefit obligation that is compensatory includes the service cost and the increase in earnings in excess or below what was assumed. The service cost is the estimated value of the benefits accrued during the calendar year.

2

The change in benefit obligation that is not compensatory includes interest cost, change in assumptions and gains and losses other than for a difference in earnings and the increase in the discount rate used to value the pension plans which decreased the accrued obligation.

3

The present values of the accumulated benefits reported in the above table are calculated in accordance with the assumptions used for financial reporting purposes. See Note 23 to CAE’s consolidated financial statements for the fiscal year ended March 31, 2011. The total present value of accumulated benefits in our financial statements is calculated in accordance with Canadian GAAP.

4

CAE has agreed with Mr. Parent to hold him harmless from the loss of certain pension entitlements with his former employer. This obligation decreases correlatively with the increase in Mr. Parent’s pension entitlement with CAE, and is expected to cease in several years.

For additional information about the Designated Pension Plan and the Supplementary Pension Plan, see “Compensation Discussion and Analysis – Termination and Change of Control Benefits”.

Payments Made Upon Termination

CAE has a contractual arrangement with each NEO in the event of a change of control of the Corporation. The various compensation plans applicable to the NEOs also contain different provisions that apply upon termination of employment or change of control of the Corporation. CAE does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

     The following is a summary of compensation that NEOs are entitled to receive upon the occurrence of specific events of termination.

COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Annual Short-Term	Forfeit	Partial payment based on	Partial payment based on Two times the greater of		Forfeit
Incentive		performance	performance	average three-year bonus or
target bonus
Stock Options	30 days to exercise 30 days to exercise vested		Exercise	All options become vested	All unvested
Vesting of 25% on each	vested options	options	vested options up to expiry		options are
anniversary			date; vested		forfeited
optionscontinue to vest
and must be exercised
within 30 days following
vesting date

CAE / PROXY INFORMATION CIRCULAR

COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Restricted Share Units	All units are	Pro-rated units based on	All units will be paid out	All units become vested and	All units are
prior to 05/2010	forfeited	number of years worked will as scheduled subject to		payable at the closing price on	forfeited
Vesting of 100% at the		be paid	performance criteria	the change of control date
end of three years		out as scheduled subject to
performance criteria
Restricted Share Units	All units are	Vested units will be paid	All units will be paid out	Unvested units vest at the	All units are
from 05/2010	forfeited	out within 20 days	as scheduled subject to	greater of 100% and the	forfeited
Vesting of 1/6th on each			performance criteria	multiple resulting from the TSR
anniversary and ½ at the				Relative Performance as of the
end of three years				change of control date; all
vested units become payable at
the closing price on such date
Deferred Share Units	All units are	Vested units are paid out	All units become vested	All units become vested	All units are
Grants prior to 04/2004	forfeited				forfeited
Vesting of 25% on each
anniversary
Deferred Share Units	Vested units are	Vested units are paid out	All units become vested	All units become vested	Vested units are
Grants from 04/2004	paid out				paid out
Vesting of 20% on each
anniversary
Supplemental Pension	–	–	–	Immediate vesting and two	–
Plan				years of additional service in
case of termination[2]

Severance payments	–	–	–	Severance amount[3] in case of	–
under Change of Control				termination[2]
Agreements

1

Change of control is defined in the Change of Control Agreements between CAE and each Named Executive Officer. A change of control may be triggered by a number of events, notably an acquisition by a person of 20% of CAE’s voting rights which is accompanied by a change in the composition of the Board, an acquisition by a person of 35% of CAE’s voting rights or an acquisition of shares representing half the equity of CAE. Compensation programs have various definitions of change of control events with different impacts on compensation. The provisions illustrated in the above table are for specific events that would provide the maximum benefits to the executives.

2

Pursuant to the Change of Control Agreements between CAE and each Named Executive Officer, following a change of control, termination is defined as an involuntary termination that occurs within the first two years following the change of control.

3

The severance amount is equal to two times the sum of base salary, target bonus (or actual bonus averaged over the last three years, if greater), and the sum of the value of insurance benefits and perquisites provided to the executive.

Termination and Change of Control Benefits

The following table sets forth estimates of the amounts payable to each of our NEOs upon specified events, assuming that each such event took place on March 31, 2011. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favour of executive officers, including the Retirement Plan For Employees of CAE Inc. and Associated Companies, the ordinary DSU plan and the Employee Stock Purchase Plan. In addition, the table does not include the value of outstanding equity awards that have previously vested, such as stock options, which are set forth above in “Executive Compensation – Incentive Plan Awards”. For descriptions of the compensation plans and agreements that provide for the incrementals payments set forth in the following table, including our change in control agreements, see “Compensation Discussion and Analysis – Elements of Compensation – Termination and Change of Control Benefits”.

	M. Parent	A. Raquepas	J. Roberts	M. Gagné	N. Leontidis
	$	$	$	$	$
Involuntary Termination
Salary/Severance[1]	2,943,739	Undetermined[1]	Undetermined[1]	Undetermined[1]	Undetermined[1]
LTUs	0	0	0	-0	0
RSUs[2]	0	0	0	0	0
Options	0	0	0	0	0
Supplemental Plan	261,000	0	0	0	0
Total	3,476,825	144,204	223,502	139,933	73,395
Retirement	Non-Eligible	Non-Eligible	Non-Eligible		Non-Eligible
LTUs[3]				952,523
RSUs				-
Options				-
Supplemental Plan				-
Total				952,523

CAE / PROXY INFORMATION CIRCULAR

Termination Following
Change in Control
Salary/Severance	3,260,227	1,621,695	2,018,276	1,541,832	1,139,314
LTUs[4]	1,139,741	1,010,147	1,564,634	952,523	549,593
RSUs[5]	2,282,951	870,179	1,342,280	976,133	482,388
Options[6]	6,597,882	699,734	1,080,431	762,748	381,489
Supplemental Plan[7]	261,000	127,000	222,000	303,000	119,000
Total	13,541,801	4,328,756	6,227,620	4,536,237	2,671,784

1

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two years’ service credited to the Supplemental Pension Plan.

2

In the event of involuntary termination, termination of employment is deemed to have taken place on March 31, 2011. The RSU grants payable in May 2012 would be pro-rated for the number of full years worked from the grant date to the termination date and paid only if the performance criteria are met. As the payment is not accelerated and continues to be subject to performance conditions, as for all other participants, involuntary termination does not give rise to any incremental benefit and no value is presented herein.

3

The LTU value has been calculated by multiplying the number of units that will vest after the retirement date, assuming retirement as of March 31, 2011, and which will be redeemable within the year following the year the executive left for retirement. Value was calculated at $12.88 which represents the closing price of CAE Common Shares on March 31, 2011.

4

The LTU value has been calculated by multiplying the number of units that would have vested upon a change of control as of March 31, 2011, and which will be redeemable within the year following the year the executive’s employment is terminated. The value was calculated at $12.88, the closing price of CAE

Common Shares on March 31, 2011. Note that actual value will differ.
5

RSU value has been established by multiplying the number of units that would have vested upon a change of control as of March 31, 2011 by the March 31, 2011 closing price of CAE Common Shares of $12.88. Based on the TSR Relative Performance on March 31, 2011, 150% of the unvested units awarded in May 2010 would have become vested on such date. Note that actual value will differ.

6

Options’ value has been calculated by multiplying the number of options that would have vestedupon a change of control as of March 31, 2011 by the March 31, 2011 closing price of CAE Common Shares of $12.88, less the applicable option exercise price. Note that actual value will differ.

7

The Supplementary Pension Plan benefits set forth for each NEO reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” tables above. While only Mr. Gagné is eligible for retirement, it was assumed for this purpose that each NEO has retired at the age of 60.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person (including any Director or executive officer) of CAE, any proposed Director of CAE, or any associate or affiliate of any informed person or proposed Director, had any material interest, direct or indirect, in any transaction since the commencement of CAE’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CAE or any of its subsidiaries.

OTHER MATTERS

The management of CAE is aware of no business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

SHAREHOLDER PROPOSALS

To propose any matter for a vote by the shareholders at an annual meeting of CAE, a shareholder must send a proposal to the Vice President, Legal, General Counsel and Corporate Secretary at CAE’s office at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 at least 90 days before the anniversary date of the notice for the previous year’s annual meeting. Proposals for CAE’s 2012 annual meeting must be received no later than March 19, 2012. CAE may omit any proposal from its proxy circular and annual meeting for a number of reasons under applicable Canadian corporate law, including receipt of the proposal by CAE subsequent to the deadline noted above.

ADDITIONAL INFORMATION

CAE shall provide to any person or company, upon written request to the Vice President, Legal, General Counsel and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530:

1. one copy of the latest Annual Information Form of CAE together with one copy of any document or the pertinent pages of any document incorporated by reference therein;
2. one copy of the 2011 Annual Report containing comparative financial statements of CAE for FY2011, together with the
Auditors’ Report thereon and Management’s Discussion and Analysis; and
3. one copy of this Circular.

CAE / PROXY INFORMATION CIRCULAR

All such documents may also be accessed on CAE’s web site (www.cae.com). Additional financial information is provided in CAE’s comparative financial statements and Management’s Discussion and Analysis, or on SEDAR at www.sedar.com for the most recently completed financial year.

The contents and the mailing of this Circular have been approved by the Board of Directors of CAE.

Hartland J. A. Paterson

Vice President, Legal, General Counsel and Corporate Secretary

Montréal, Québec
June 15, 2011

CAE / PROXY INFORMATION CIRCULAR

APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

As a Canadian reporting issuer with Common Shares listed on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE), CAE’s corporate governance practices are required to meet applicable rules adopted by the Canadian Securities Administrators (CSA) and of the United States Securities and Exchange Commission (SEC), as well as provisions of the rules of the NYSE and of the Sarbanes-Oxley Act of 2002 (SOX). The Board and its Corporate Governance Committee continue to monitor governance practices in Canada and the United States, and to implement changes to CAE’s governance policies and practices as necessary to comply with any new rules issued by the CSA and other applicable regulatory authorities.

     Most of the NYSE’s corporate governance listing standards are not mandatory for CAE as a non-U.S. company, but CAE is required to disclose the significant differences between its corporate governance practices and the requirements applicable to United States companies listed on the NYSE. Except as summarized on CAE’s web site (www.cae.com), CAE is in compliance with the NYSE requirements in all significant respects. CAE also complies with those provisions of SOX and the rules adopted by the SEC pursuant to that Act that are currently applicable to CAE.

     CAE has for over 60 years maintained high standards of corporate governance. The Board believes that good corporate governance practices can contribute to the creation and preservation of shareholder value. The Governance Committee of the Board of Directors and CAE management continue to closely monitor all regulatory developments in corporate governance and will take appropriate action in response to any new standards that are established.

     The Board of Directors of CAE has determined that it is comprised of independent Directors, except for the CEO, as defined under the listing requirements of the NYSE and as described herein pursuant to the CSA rules, and taking into account all relevant facts and circumstances. The Board of Directors has a non-executive Chairman. With the exception of the Executive Committee of the Board, the CEO does not sit on Board Committees, and all Committees are composed of independent Directors only.

     Directors are informed of the business of CAE through, among other things, regular reports from the CEO, and reviewing materials provided to them for their information and review for participation in meetings of the Board of Directors and its Committees.

The Committees of the Board of Directors of CAE are:

  the Audit Committee (which held four meetings in FY2011; 95% aggregate Director attendance);

  the Executive Committee (no meetings were held in FY2011);

  the Corporate Governance Committee (which held four meetings in FY2011; 97% aggregate Director attendance); and

  the HR Committee (which held five meetings in FY2011; 100% aggregate Director attendance).

During FY2011, the Board of Directors held eight meetings (95% aggregate Director attendance).

     Documents and information that are stated in this appendix to be available on CAE’s web site can be found at www.cae.com/en/investors/corporate.governance. In addition, any information located on the web site is also available in print to any shareholder upon request to the Corporate Secretary’s Department at the address set out in this Circular.

The Board of Directors

The Board of Directors of CAE is responsible for choosing CAE’s Chief Executive Officer and for supervising the management of the business and affairs of CAE, and its Committees have adopted mandates describing their responsibilities. The Board reviews, discusses and approves various matters related to CAE’s strategic direction, business and operations, and organizational structure, including the approval of acquisitions, dispositions, investments, and financings that exceed certain prescribed limits.

     The duties of the Board of Directors include a strategic planning process. This involves the annual review of a multi-year strategic business plan that identifies business opportunities in the context of the business environment and related corporate objectives, the approval of annual operating budgets and the examination of risks associated with CAE’s business.

     The Board of Directors oversees the identification of the principal risks of the business of CAE and the implementation by management of appropriate systems and controls to manage such risks. The Audit Committee reviews the adequacy of the processes for identifying and managing financial risk.

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     In addition to fulfilling all statutory requirements, the Board of Directors oversees and reviews: (i) the strategic and operating plans and financial budgets and the performance against these objectives; (ii) the principal risks and the adequacy of the systems and procedures to manage these risks; (iii) the compensation and benefit policies; (iv) management development and succession planning; (v) business development initiatives; (vi) the communications policies and activities, including shareholder communications; (vii) the integrity of internal controls and management information systems; (viii) the monitoring of the corporate governance system; and (ix) the performance of the CEO. The Board acts in a supervisory role and expects management to be responsible for the day-to-day operations of CAE and to implement the approved corporate objectives and strategic business plan within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the Board of Directors in a comprehensive, accurate and timely manner on the business and affairs of CAE. Any responsibility that is not delegated to senior management or to a Committee of the Board remains with the Board of Directors. The Board regularly receives and considers reports and recommendations from its Committees and, where required, from outside advisors.

     Directors are expected to attend all Board and Committee meetings in person, although attendance by telephone is permissible in appropriate circumstances. Directors are also expected to prepare thoroughly in advance of each meeting in order to actively participate in the deliberations and decisions.

Composition and Independence of the Board

The Board has determined that 13 of the 14 nominees for election as Directors of CAE are independent within the meaning of National Instrument 58-101 and the NYSE rules; Mr. Parent (as CAE’s CEO) is not considered to be independent within that meaning. The Governance Committee does not believe that interlocking board membership of two CAE Directors impacts the ability of those Directors to act in the best interests of CAE.

Independent Directors' Meetings

The independent Directors met separately at each of the six regularly scheduled meeting of the Board of Directors during FY2011 and at each meeting of the HR Committee and Audit Committee. At the Board meetings, the independent Directors’ meetings are chaired by the non-executive Chairman; at Committee meetings, by the Chairman of that Committee. The Board has access to information independent of management through the external and internal auditors. The Board believes that sufficient processes are in place to enable it to function independently of management.

INDEPENDENT CHAIR

Mr. L. R. Wilson, the current non-executive Chairman of the Board, is responsible for ensuring that the Board of Directors discharges its responsibilities independently of management. Correspondence to the independent Directors may be sent to the attention of Mr. L. R. Wilson, at CAE’s address listed in this Circular.

The Board and its Committees are also able to retain and meet with external advisors and consultants.

BOARD SIZE

The Board of Directors is of the view that its size (14 members) is conducive to efficient decision-making.

BOARD MANDATE

The Board, either directly or through its Committees, is responsible for the supervision of management of the business and affairs of CAE with the objective of enhancing CAE’s value.

     The Board Mandate, the text of which can be found in Appendix B of this Circular, sets out the responsibilities to be discharged by the Board.

Position Descriptions

The position descriptions for the Chairman and the Committee Chairs are available on CAE’s web site (www.cae.com).

     The Committee Chair position description sets out the responsibilities and duties of the Chair of each Committee in guiding the Committee in the fulfillment of its duties.

     The position description for the President and Chief Executive Officer is developed with input from the CEO, and is approved by the Governance Committee and the Board of Directors. The description provides that the CEO is responsible for defining, communicating and implementing the strategic direction, goals and core values of CAE with a view to maximizing

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CAE’s value. It also provides that the CEO is accountable to the Board for, amongst other things, formulating and executing business strategies, overseeing CAE’s corporate governance structure and framework, building and maintaining a network of strategic relationships with business leaders, governmental officials and investors, developing and implementing a human resource strategy which develops leadership capabilities, and creating an organizational structure and culture that optimize and sustain high levels of performance.

     In addition, the HR Committee reviews corporate goals and objectives that the CEO is responsible for meeting each year, which are ultimately approved by the Board. The HR Committee also conducts an annual assessment of the CEO’s performance in relation to those objectives and reports the results of the assessment to the Board.

Orientation and Continuing Education

The Governance Committee is responsible for overseeing and making recommendations to the Board regarding the orientation of new Directors and to establish procedures for, and approve and ensure an appropriate orientation program for new Directors. New Directors meet with CAE's executive officers, including the CEO and CFO, to discuss CAE's expectations of its Directors and to discuss CAE's business and strategic plans. New Directors also review CAE's current business plan, detailed agendas and materials of previous Board meetings. CAE management and the Governance Committee keep all Directors aware of major developments in corporate governance, important trends and new legal or regulatory requirements. Due to the experience level of CAE’s Board of Director members, no formal continuing education program is believed to be required at this time but the Governance Committee will monitor both external developments and the Board’s composition to determine whether such a program may become useful in the future.

     New Directors of CAE receive an induction package comprising information on CAE, its Code of Business Conduct, the Board Member’s Code of Conduct and other relevant materials and executive briefing sessions. The Board also receives presentations from senior management on CAE’s performance and issues relevant to the business of CAE, the industry and the competitive environment in which it operates.

     Board members held one of the regularly-scheduled FY2011 Board meetings at a non-Canadian CAE location, and took that opportunity to meet the management of several CAE nearby business units as well as key civil and defense customers of CAE. This exercise is planned to recur every other year.

Compensation

The Governance Committee of the Board annually reviews the adequacy and form of compensation (cash or stock-based) received by Directors to ensure that the compensation received by the Directors is competitive and accurately reflects the risks and responsibilities involved in being an effective Director.

     As indicated above, the HR Committee reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. The HR Committee is also responsible for the administration of CAE’s executive pension plans, the monitoring of CAE’s pension fund investments and for management development and succession planning. The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, J. F. Hankinson, J. Manley, P. J. Schoomaker and L. R. Wilson, all of whom are determined by the Board of Directors to be independent Directors.

Ethical Business Conduct

CAE has a Code of Business Conduct that governs the conduct of CAE’s officers, employees, contractors and consultants, as well as a Board Member’s Code of Conduct that governs the conduct of CAE’s Directors. The Code of Business Conduct and the Board Member’s Code of Conduct are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE. See also “Committees – Governance Committee”. CAE uses Ethicspoint, a third-party whistleblower reporting service, to facilitate reporting of breaches of the Code of Business Conduct and any other misconduct. Apart from any individual reports, the Board or Audit Committee may receive from management or the whistleblower service, the Governance Committee receives an annual report from management on CAE’s management’s compliance with the Code of Business Conduct.

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Committees

Each of the Committees of the Board of Directors is currently composed entirely of independent Directors, except the Executive Committee (two of the three members of which are independent Directors).

EXECUTIVE COMMITTEE

During the interval between meetings of the Board of Directors, the Executive Committee may, subject to any limitations which the Board of Directors may from time to time impose and limitations provided by statute and CAE’s by-laws, exercise all of the powers of the Board in the management and direction of the operations of CAE. The members of the Executive Committee are M. Parent, A. S. Fell, and L. R. Wilson (Chairman).

     Current mandates for each of the Committees as well as CAE’s Corporate Governance Guidelines are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee (“Governance Committee”) is responsible for reviewing the effectiveness of the Board and CAE’s corporate governance system. As part of this broad mandate, duties of the Governance Committee include: (i) reviewing with the Chairman of the Board on an annual basis the performance of the Board of Directors and its Committees; (ii) monitoring conflicts of interest, real or perceived, of both the Board of Directors and management and monitoring that CAE’s Code of Business Conduct is implemented throughout CAE; (iii) reviewing methods and processes by which the Board of Directors fulfills its duties, including the number and content of meetings and the annual schedule of issues for the consideration of the Board of Directors and its Committees; (iv) reviewing the size and composition of the Board of Directors; (v) establishing selection criteria for Board members; (vi) evaluating the contribution of the Directors, and recommending annually to the Board of Directors the slate of Directors (including new nominees) for shareholder approval; (vii) assessing the adequacy and form of compensation of Directors; and (viii) reviewing and approving CAE’s donation policy. The Governance Committee uses the following process to select and nominate Directors; it identifies desirable skill sets, industry experience, relationships and other attributes that would assist the Board of Directors in the conduct of its responsibilities and also further CAE’s interests. The Governance Committee reviews with the Chairman, CEO and other Directors possible candidates, including the existing members of the Board of Directors, which may meet some or all of such attributes. The Chairman and other Directors may then approach potential candidates not already serving as Directors to determine their availability and interest in serving on CAE’s Board, and will interview those interested to determine their suitability for nomination. The potential nomination of any new Director is then reviewed with other members of the Board of Directors before a final determination to nominate them is made. The Governance Committee is responsible for reviewing, reporting and providing recommendations for improvement to the Board with respect to all aspects of corporate governance including the effectiveness of the Board and its Committees. This Committee is responsible for the Statement of Corporate Governance Practices included in this Circular. The Governance Committee monitors best practices among major North American companies to help ensure CAE continues to meet high standards of corporate governance.

     The Governance Committee is also responsible for: providing the Board of Directors with an appropriate succession plan for Board members; providing an orientation program for new Board members; and monitoring compliance with the Board Member’s Code of Conduct.

     The Governance Committee oversees a system that enables an individual Director to engage an outside advisor at the expense of CAE in appropriate circumstances. All Committees may engage outside advisors at the expense of CAE.

     The members of the Governance Committee of the Board are A. S. Fell (Chairman), H. G. Emerson, M. M. Fortier, E. R. Jayne, R. Lacroix, and L. R. Wilson, all of whom are independent Directors.

AUDIT COMMITTEE

The Audit Committee is responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. The Audit Committee has oversight responsibility for the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws.

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     SEC rules require CAE to disclose annually whether its Board of Directors has determined that there is at least one “Audit Committee financial expert” on its Audit Committee, and if so, the name of the Audit Committee financial expert. The rules define an “Audit Committee financial expert” to be a person who has:

  an understanding of financial statements and, in the case of CAE, Canadian generally accepted accounting principles;

  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CAE’s financial statements, or experience actively supervising one or more persons engaged in such activities;

  an understanding of internal controls and procedures for financial reporting; and

  an understanding of Audit Committee functions.

One Audit Committee member, Mr. J. F. Hankinson, has been determined by the Board to be an Audit Committee financial expert. In addition the Board, in its judgment, has determined that each other member of the Audit Committee is financially literate.

     The SEC rules also require that each member of Audit Committee be independent. In order to be considered independent for these purposes, a member may not, other than in his capacity as a member of the Audit Committee, the Board of Directors or any other Committee:

  accept any consulting, advisory or other compensatory fee from CAE or any subsidiary thereof; or

  be an affiliated person of CAE or any subsidiary thereof.

     The Board has determined that all of the Audit Committee members are “independent” as defined by the SEC and NI 58-101.

     The Audit Committee reviews, reports, and where appropriate, makes recommendations to the Board of Directors on: (i) the internal audit plan and the adequacy of the system of internal controls; (ii) the external audit plan, the terms of engagement and fees and the independence of the external auditors; (iii) the adequacy of the processes for identifying and managing financial risk; (iv) the integrity of the financial reporting process; and (v) material public financial documents of CAE, including the annual and interim consolidated financial statements, the interim Management’s Discussion and Analysis, the Annual Information Form and Management’s Discussion and Analysis contained in the annual report.

     The Audit Committee has oversight responsibility for the qualifications, independence and performance of the external auditors, any non-audit engagements given to the external auditors and the maintenance of practices and processes to assure compliance with applicable laws. The Audit Committee reviews the independence of the external auditors and confirms to the Board the independence of the external auditors in accordance with applicable regulations.

     The external auditors are accountable to the Audit Committee and to the Board as representatives of the shareholders. The Audit Committee meets regularly, without management present, with the internal auditors and external auditors to discuss and review specific issues as appropriate.

The Audit Committee consists of J. F. Hankinson (Chairman), J. A. Craig, H. G. Emerson, P. Gagné, and K. B. Stevenson.

HUMAN RESOURCES COMMITTEE

     The HR Committee reviews and approves the design and administration of all compensation and benefit plans and policies for the company other than in respect of the President and CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. In the execution of its mandate, the HR Committee works closely with such executives, employees and/or external independent consultants, as necessary to cover all compensation matters and with a view to balancing the interests of the shareholders with the company’s ability to attract, retain and appropriately reward its executives. The HR Committee is also responsible for the administration of the company’s executive pension plans, the monitoring of the company’s pension fund investments and for management development and succession planning. The HR Committee produces the compensation discussion and analysis report included as part of CAE’s annual management proxy circular.

The Board has determined that all of the HR Committee members are “independent” as defined by the SEC and NI 58-101.

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     The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, J. F. Hankinson, J. Manley, P.J. Schoomaker and L. R. Wilson.

Assessment of Directors

The Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Directors.

     The Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the Committees and the contributions of the Directors. The Committee surveys Directors annually to provide feedback on the effectiveness of the Board and its Committees. The Governance Committee may then recommend changes based upon such feedback to enhance the performance of the Board and its Committees.

     The Governance Committee has an individual annual peer review process to evaluate the personal contribution of Directors on the Board of Directors.

Communication Policy

The disclosure policy and procedures of CAE are reviewed periodically by the Board of Directors. The objectives of the policy include continuing to ensure that communications of material information to investors are timely and accurate and are broadly disseminated in accordance with all applicable securities laws and stock exchange rules. CAE’s internal Disclosure Committee, comprised of the Chief Financial Officer, the General Counsel, the Vice President, Public Affairs and Global Communications and the Vice President, Investor Relations and Strategy, reviews all quarterly and annual Management Discussion & Analysis of CAE’s results as well as the interim and annual financial statements, the related press releases and other public disclosures by CAE. CAE has a Global Communications and an Investor Relations department that respond to investor inquiries. CAE’s transfer agent, Computershare Trust Company of Canada, has a toll-free number (1-800-564-6253) and web site (www.computershare.com) to assist shareholders. Shareholders may also send comments via e-mail to investor.relations@cae.com. In addition, CAE provides information on its business on CAE’s web site (www.cae.com) and its filing with the Canadian securities regulators and the SEC can be accessed at www.sedar.com and www.sec.gov/edgar respectively.

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APPENDIX B – CAE INC. BOARD MANDATE

CAE Inc. Board of Directors’ Responsibilities

Management is responsible for the management of the Company. The Board is responsible for the stewardship of the Company and for monitoring the actions of, and providing overall guidance and direction to management. In fulfilling its mandate, the Board shall, among other things:

Mandate

The Board shall act in the best interest of the Company.

Committees

The Board will maintain an Audit Committee, a Human Resources Committee and a Corporate Governance Committee, each comprised entirely of independent Directors. The Board may also maintain an Executive Committee. The Board may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board's responsibilities that may be lawfully delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee. The independent Directors will periodically, as they see fit, hold meetings without management.

Strategy

The Board will maintain a strategic planning process and annually approve a strategic plan that takes into account, among other things, the opportunities and principal risks of the Company's business. The Board also supervises management in the implementation of appropriate risk management systems. Separately from the strategic plan, the Board also approves an annual budget for financial performance.

Corporate Governance

Corporate governance issues are the responsibility of the full Board. This includes the disclosure thereof in the Company's annual report and management proxy circular.

     The Board periodically reviews a Disclosure Policy for the Company that, inter alia, addresses how the Company shall interact with shareholders, analysts and the public and covers the accurate and timely communication of all important information. The Company communicates with its stakeholders through a number of channels including its web site, and they in turn can provide feedback to the Company in a number of ways, including e-mail.

     The Board, through its Audit Committee, monitors the integrity of the Company's internal controls and management information systems.

     The Board, through its Governance Committee, regularly reviews reports on compliance with the Company’s Code of Business Conduct and ethical practices.

The Board periodically reviews Company policies with respect to decisions and other matters requiring Board approval.

Audit, Finance and Risk Management

The Board authorizes the Audit Committee to assist the Board in overseeing:

(i)	the integrity and quality of the Company's financial reporting and systems of internal control and risk management;
(ii)	the Company's compliance with legal and regulatory requirements;
(iii)	the qualifications and independence of the Company's external auditors; and
(iv)	the performance of the Company's internal accounting function and external auditors.

SUCCESSION PLANNING

The Board develops, upon recommendation of the Human Resources Committee, and monitors a succession plan for senior officers of the Company.

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Oversight and Compensation of Management

The Board considers recommendations of the Human Resources Committee with respect to:

(i)	the appointment and compensation of senior officers of the Company at the level of Vice President and above;
(ii)	the compensation philosophy for the Company generally;
(iii)

the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase, deferred share unit, restricted share unit or other similar plans, in which officers are or may be eligible to participate, and;

(iv)	the Company's retirement policies and special cases.

The Board communicates to the CEO and periodically reviews the Board's expectations regarding management's performance and conduct of the affairs of the Company. The Board also periodically reviews the CEO’s position description and objectives and his performance against these objectives.

Environmental and Safety Matters

The Board approves Health & Safety and Environmental policies and procedures and reviews any material issues relating to environmental and safety matters and management's response thereto.

Directors’ Qualifications, Compensation, Education and Orientation

The Board, through the Corporate Governance Committee, develops a process to determine, in light of the opportunities and risks facing the Company, what competencies, skills and personal qualities are required for new Directors in order to add value to the Company while ensuring that the Board is constituted of a majority of individuals who are independent.

     The Board, through the Corporate Governance Committee, develops a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its Committees and the contributions that individual Directors are expected to make, and develops a program of continuing education if needed for Directors.

     The Board considers recommendations of the Corporate Governance Committee with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director of the Company.

Assessment of Board and Committee Effectiveness

The Board considers recommendations of the Corporate Governance Committee for the development and monitoring of processes for assessing the effectiveness of the Board, the Committees of the Board and the contribution of individual Directors, which assessments shall be made annually. These results are assessed by the Chairman of the Board and/or the Chairman of the Corporate Governance Committee and are reported to the full Board, which decides on actions deemed necessary, if any. The number of Directors permits the Board to operate in a prudent and efficient manner.

Pension Plans

The Board is responsible for overseeing the management of the Company’s pension plans and does this through its Human Resources Committee.

Outside Advisers

Directors may hire outside advisers at the Company’s expense, subject to the approval of the Chairman of the Board, and have access to the advice and services of the Company’s Secretary, who is also the Vice President, Legal and General Counsel.